UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3172 Porter Drive

Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2007

TO THE STOCKHOLDERS OF CV THERAPEUTICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CV Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 31, 2007, at 8:00 a.m. local time at 3172 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To elect two (2) directors of the Company, each to serve until the 2010 Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors has nominated the following persons for election as directors:

Thomas L. Gutshall	Kenneth B. Lee, Jr.

2.	To approve the Amendment and Restatement of the Company’s 2000 Equity Incentive Plan.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 16, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Tricia Borga Suvari
Tricia Borga Suvari
Senior Vice President, General Counsel and Secretary

Palo Alto, California

April 25, 2007

All Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also submit your completed proxy via the Internet or by telephone by following the instructions on the enclosed proxy. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 31, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of CV Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 31, 2007, at 8:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3172 Porter Drive, Palo Alto, California 94304. The Company intends to mail this proxy statement and accompanying proxy card on or about April 27, 2007 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is enclosed with this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, MacKenzie Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but MacKenzie Partners, Inc. will be paid its customary fee, estimated to be $6,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on April 16, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 2007, the Company had outstanding and entitled to vote 59,368,596 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted “FOR” the election of the nominees of the Board (Proposal 1), “FOR” the Amendment and Restatement of the Company’s 2000 Equity Incentive Plan (Proposal 2), “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 3), and at the proxy holder’s discretion, on such other matters, if any, that may come before the Annual Meeting.

Voting Quorum, Abstentions and Broker Non-Votes

The affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of the nominees of the Board (Proposal 1), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the Amendment and Restatement of the Company’s 2000 Equity Incentive Plan (Proposal 2), assuming a quorum is present. The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proposal 3), assuming a quorum is present.

A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. Holders of record of the Company’s common stock will be part of the quorum if such holders have voted by proxy.

Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” will be treated as present at the Annual Meeting for purposes of establishing a quorum and are also counted towards the tabulation of votes eligible to be cast on proposals presented to the stockholders at the Annual Meeting. Consequently, shares voted “ABSTAIN” will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), those shares will be counted for the purposes of establishing a quorum, but will not be counted for any purpose in determining whether a proposal has been approved. With respect to the election of nominees of the Board (Proposal 1), votes of “WITHHELD” and broker non-votes will have no effect on the election of such nominees because Proposal 1 requires a plurality of the votes present in person or by proxy and entitled to vote at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting in Person or by Mail

Stockholder of Record: Shares Registered in Name of Stockholder

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not a stockholder plans to attend the Annual Meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the Annual Meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. Stockholders may be asked to present proof of identification for admission to the Annual Meeting. To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If a stockholder returns a signed proxy card to us before the Annual Meeting, the stockholder’s shares will be voted as he or she directs.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than the Company’s proxy card. Simply complete and mail the proxy card to ensure that the vote is counted. For admission to the Annual Meeting, stockholders may be asked to present proof of identification and a statement from their bank, broker or other nominee, reflecting their beneficial ownership of the Company’s common stock as of April 16, 2007, as well as a proxy from the record holder to the stockholder.

Voting Via the Internet or by Telephone

Stockholders may vote their shares on the Internet or by telephone. The laws of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

Submitting a proxy via the Internet or by telephone will not affect a stockholder’s right to vote in person should he or she decide to attend the Annual Meeting.

The internet and telephone voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Name of Stockholder

Stockholders of record may go to www.eproxy.com/cvtx to vote on the Internet. They will be required to provide the company number and control number contained on their proxy cards. The stockholder will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the stockholder will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-800-560-1965 (toll-free) and following the recorded instructions.

For Shares Registered in the Name of a Bank, Broker or Bank

Most beneficial owners whose stock is held in street name will receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. Beneficial owners whose stock is held in street name should review these instructions to determine whether they can vote their shares on the Internet or by telephone.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by (i) filing with the Secretary of the Company at the Company’s principal executive office, 3172 Porter Drive, Palo Alto, California 94304, a written notice of revocation or a duly executed proxy bearing a later date, (ii) casting a later vote via the Internet or by telephone or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders is the close of business on December 29, 2007. Proposals of stockholders intended to be presented at the Company’s 2008 Annual Meeting of Stockholders without inclusion of such proposals in the Company’s proxy statement and form of proxy relating to such Annual Meeting must be received by the Company no later than the close of business on April 1, 2008, and no earlier than the close of business on March 2, 2008.

The chairman of the Company’s 2008 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation and Restated Bylaws provide that the Board shall be divided into three (3) classes, with each class having a three (3)-year term. Except as otherwise provided by law, vacancies on the Board shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board, and not by the stockholders, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of eight (8) members. There are two (2) directors in the class whose term of office expires in 2007. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2010 Annual Meeting and until such person’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares voted “FOR” such nominee will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board has determined that each of the two (2) director nominees, Thomas L. Gutshall and Kenneth B. Lee, Jr. are “independent” as that term is defined in the Nasdaq Marketplace Rules.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting

The names of the Board’s nominees for election as directors, and certain information about them and the Board’s other continuing directors as of March 31, 2007, is set forth below.

Name of Director	Age	Principal Occupation	Director Since
Thomas L. Gutshall	69	Chairman of the Board of Directors of Cepheid	1994
Kenneth B. Lee, Jr.	59	General Partner of Hatteras Venture Partners	2002

Thomas L. Gutshall has served as a director of the Company since December 1994. Mr. Gutshall has served as Chairman of the board of directors of Cepheid, a diagnostics company, since 1996 and from August 1996 to April 2002, Mr. Gutshall also served as Chief Executive Officer of Cepheid. From September 1996 to December 2002, Mr. Gutshall served as a consultant to the Company, and from January 1995 to September 1996, he served as the Company’s President and Chief Operating Officer. From June 1989 until December 1994, Mr. Gutshall served as Executive Vice President at Syntex Corporation, a pharmaceutical and healthcare company. Mr. Gutshall serves on the board of directors of a private company. Mr. Gutshall earned a B.S. degree in chemical engineering from the University of Delaware and completed the Executive Marketing Management Program at Harvard Business School.

Kenneth B. Lee, Jr., has served as a director of the Company since January 2002. Mr. Lee is a general partner of Hatteras Venture Partners and an investment advisor to HBM BioCapital. Mr. Lee served as President of A.M. Pappas & Associates, an international life sciences venture development company, from January 2002 to

June 2002. From September 1972 to December 2001, Mr. Lee was a partner and employee at Ernst & Young LLP and Ernst & Young Capital Advisors, LLC. While at Ernst & Young, Mr. Lee served as head of their Health Sciences Investment Banking group from 2000 to 2001, as a Transaction Advisor of their Center for Strategic Transactions from 1997 to 2000, and as Co-Chairman of their International Life Sciences Practice from 1995 to 1997. Mr. Lee formerly served on the Emerging Companies Section of the Board of the Biotechnology Industry Organization and on the Board of the California Healthcare Institute. Mr. Lee currently serves on the boards of directors of Inspire Pharmaceuticals, Inc., Pozen Inc. and a private company. Mr. Lee also served on the Board of Visitors of Lenoir-Rhyne College, the Board and Executive Committee of the Board of the North Carolina Biotechnology Industry Organization and the Board of Visitors of the Lineberger Cancer Center of the University of North Carolina at Chapel Hill. Mr. Lee received a B.A. degree from Lenoir-Rhyne College and an M.B.A. degree from the University of North Carolina at Chapel Hill, and is a certified public accountant.

The Board Unanimously Recommends a Vote in Favor of Each of the Nominees Set Forth Above.

Directors Continuing in Office Until the 2008 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Santo J. Costa	61	Retired Vice Chairman, Quintiles Transnational Corp.	2001
Joseph M. Davie, M.D., Ph.D.	67	Retired Senior Vice President Department of Research, Biogen, Inc. (now Biogen Idec)	2006
Barbara J. McNeil, M.D., Ph.D.	66	Chairman of the Department of Health Care Policy, Harvard Medical School	1994

Santo J. Costa has served as a director of the Company since May 2001. Mr. Costa serves as Of Counsel to the law firm of Williams Mullins Maupin Taylor. Mr. Costa retired as Vice Chairman of Quintiles Transnational Corp. in May 2001. While at Quintiles, Mr. Costa also served as President and Chief Operating Officer from 1994 until 1999. Previously, Mr. Costa served as Senior Vice President, Administration and General Counsel of Glaxo Inc., where he sat on the company’s board of directors. Previously, Mr. Costa was U.S. Area Counsel for Merrell Dow Pharmaceuticals. Mr. Costa started his career as food and drug counsel for Norwich/Eaton Pharmaceuticals. Mr. Costa currently serves on the boards of directors of Labopharm Inc., NeuroMedix Inc., NPS Pharmaceuticals, Inc. (although he does not intend to stand for re-election at this company’s next annual meeting), OSI Pharmaceuticals, and one private company. Mr. Costa also serves on the Board of Visitors of the Duke University Medical Center, the board of the Duke Cancer Patient Support Program, and the Duke Brain Tumor Advisory Committee. Mr. Costa received a B.S. degree in pharmacy and a J.D. from St. John’s University.

Joseph M. Davie, M.D., Ph.D., has served as a director of the Company since January 2006. Dr. Davie was Senior Vice President of Research at Biogen, Inc. (now Biogen Idec), a biopharmaceutical company, from 1993 to 2000, and held several positions at G.D. Searle & Co., including President of Research and Development and Senior Vice President of Science and Technology, from 1987 to 1993. Dr. Davie was professor and head of the Department of Microbiology and Immunology at Washington University School of Medicine from 1975 to 1987. He currently serves as a director of Targeted Genetics Corporation, Curis, Inc., Inflazyme Pharmaceuticals, Ltd. and several privately held companies. Dr. Davie received his A.B., M.A. and Ph.D. in bacteriology from Indiana University and his M.D. from Washington University School of Medicine.

Barbara J. McNeil, M.D., Ph.D., has served as a director of the Company since December 1994. Since 1990, Dr. McNeil has served as the Ridley Watts Professor of Health Care Policy at Harvard Medical School. In addition, since 1988, she has served as the Chair of the Department of Health Care Policy at Harvard Medical School. Since 1983, Dr. McNeil has been a Professor of Radiology at both Harvard Medical School and Brigham and Women’s Hospital in Boston, Massachusetts. Dr. McNeil serves on the boards of directors of Edwards Lifesciences Corporation and Flagship Global Health, Inc. Dr. McNeil holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Directors Continuing in Office Until the 2009 Annual Meeting

Name of Director	Age	Principal Occupation	Director Since
Louis G. Lange, M.D., Ph.D.	58	Chairman of the Board, Chief Executive Officer and Chief Science Officer	1992
Peter Barton Hutt, Esq.	72	Senior Counsel of the law firm of Covington & Burling LLP	2000
Thomas E. Shenk, Ph.D.	60	Elkins Professor of Molecular Biology, Princeton University	2004

Louis G. Lange, M.D., Ph.D., was a founder of the Company and has served as the Chairman of the Board, Chief Executive Officer and Chief Science Officer since 1992. Dr. Lange has served as a trustee on the University of Rochester Board of Trustees since May 1997, a member of the governing body of the Emerging Company Section of the Biotechnology Industry Organization since February 1999, and serves on the boards of directors of Maxygen, Inc. and several private companies. From 1980 to 1992, Dr. Lange served on the faculty of Washington University School of Medicine, including as Chief of Cardiology at Jewish Hospital in St. Louis, Missouri from 1985 to 1992, and as a Professor of Medicine from 1990 until 1992. Dr. Lange holds an M.D. from Harvard Medical School and a Ph.D. in biological chemistry from Harvard University.

Peter Barton Hutt, Esq., has served as a director of the Company since August 2000. Mr. Hutt is Senior Counsel in the Washington, D.C. law firm of Covington & Burling LLP, specializing in food and drug law and trade association law. From 1971 to 1975, he was Chief Counsel for the United States Food and Drug Administration. He is the coauthor of a casebook used to teach food and drug law and teaches a full course on this subject each year during winter term at Harvard Law School. He is a member of the Institute of Medicine of the National Academy of Sciences, and has served on the IOM Executive Committee. Mr. Hutt also serves on the boards of directors of Favrille, Inc., Introgen Therapeutics, Inc., Ista Pharmaceuticals, Momenta Pharmaceuticals, Inc., Xoma Ltd. and several private companies. Mr. Hutt also serves on a wide variety of academic and scientific advisory boards. Mr. Hutt has served on the IOM Roundtable for the Development of Drugs and Vaccines Against AIDS, the Advisory Committee to the Director of the National Institutes of Health, the National Academy of Sciences Committee on Research Training in the Biomedical and Behavioral Sciences, the NIH Advisory Committee to Review Current Procedures for Approval of New Drugs for Cancer and AIDS established by the President’s Cancer Panel of the National Cancer Institute at the request of former President Bush, and five Office of Technology Assessment advisory panels. Mr. Hutt has twice been a councilor of the Society for Risk Analysis and is presently Legal Counsel to the Society as well as the American College of Toxicology. Mr. Hutt earned a B.A. degree from Yale University, an LL.B. from Harvard University and an L.L.M. from New York University.

Thomas E. Shenk, Ph.D., has served as a director of the Company since December 2004. Dr. Shenk has been Elkins Professor of Molecular Biology at Princeton University since 1984 and is a world-renowned expert in virology and gene therapy with over 20 years of experience in the biopharmaceutical field. Dr. Shenk is a member of the National Academy of Sciences, the Institute of Medicine, the American Academy of Arts and Sciences and the American Academy of Microbiology. He is a past president of the American Society for Virology and past president of the American Society for Microbiology, and has published more than 240 scientific papers in various journals. Dr. Shenk is also a member of the boards of directors of Merck & Co., Inc. and Cell Genesys, Inc. Dr. Shenk, who trained as a postdoctoral fellow in molecular biology at Stanford Medical Center, received his B.S. in biology from the University of Detroit and his Ph.D. in microbiology from Rutgers University.

Board Meetings and Independence

During the fiscal year ended December 31, 2006, the Board held five (5) meetings. During the fiscal year ended December 31, 2006, all directors attended at least seventy five percent (75%) of the meetings of the Board and of the committees on which they served that were held during the period for which they were a director or committee member, and half of the directors attended 100% of such meetings. Although the Company does not have a formal policy regarding attendance by members of the Board at its annual stockholder meeting, the Company encourages directors to attend and historically many of them have attended its annual stockholder meetings. To facilitate attendance and reduce travel costs, the Company usually schedules its annual stockholder meeting to occur on the same day as a periodic meeting of the Board, although scheduling conflicts have occasionally prevented this arrangement. In 2006, all eight (8) Board members attended the Company’s annual meeting of stockholders.

The Board has determined that all of the members of the Board, other than Dr. Lange, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Dr. Lange is not considered independent because he is an executive officer of the Company. As required under applicable Nasdaq Marketplace Rules, the Company’s independent directors meet regularly in executive sessions at which only they are present.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board has adopted a charter for each of these three (3) standing committees.

Board Committees

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee is also charged with review and approval of all related party transactions involving the Company. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter. During the fiscal year ended December 31, 2006, the Audit Committee was composed of three (3) non-employee directors, Messrs. Gutshall and Lee and Dr. McNeil. Mr. Lee served as Chair. The Audit Committee met seven (7) times during the fiscal year ended December 31, 2006. The Board has determined that all of the members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has further determined that Mr. Lee is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The primary purpose of the Compensation Committee is to recommend compensation levels for all named executive officers of the Company (the “Named Executive Officers”) and other officers and employees of the Company, and to administer the Company’s equity incentive plans. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee charter. During the fiscal year ended December 31, 2006, the Compensation Committee was composed of two (2) non-employee directors, Messrs. Costa and Lee, until December 12, 2006, at which time Dr. Davie was appointed to the Compensation Committee. Mr. Costa served as Chair. The Compensation Committee met four (4) times during the fiscal year ended December 31, 2006. The Board has determined that all of the members of the Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Nominating and Governance Committee

The primary purpose of the Nominating and Governance Committee is to establish qualification standards for Board membership, identify qualified individuals for Board membership, consider and recommend director nominees for approval by the Board and the stockholders and oversee the administration of bylaw provisions relating to stockholder recommendations for director nominees. The Nominating and Governance Committee also monitors the independence of members of the Board under applicable Nasdaq and Securities and Exchange Commission (“SEC”) standards, oversees the Board’s annual self-evaluation and oversees and approves the membership of the boards of directors of any of the Company’s subsidiaries. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee charter. During the fiscal year ended December 31, 2006, the Nominating and Governance Committee was composed of two (2) non-employee directors, Drs. McNeil and Shenk. Dr. McNeil served as Chair. The Nominating and Governance Committee met three (3) times during the fiscal year ended December 31, 2006. The Board has determined that each member of the Nominating and Governance Committee is “independent” as defined in the Nasdaq Marketplace Rules.

The Company’s policy is for the Nominating and Governance Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company’s Restated Bylaws, the relevant provisions of which are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating each potential director nominee, the Nominating and Governance Committee considers the following factors:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board;

•	the judgment and perspective of the potential nominee as developed through business experiences and/or educational endeavors;

•	the ability of the potential nominee to work with other members of the Board and management to further the Company’s goals and increase stockholder value; and

•	the ability of the potential nominee to devote a sufficient amount of time to carry out his or her duties and responsibilities as a director of the Company.

The objective of the Nominating and Governance Committee is to structure a Board that brings to the Company a variety of skills and perspectives developed through high-quality business, professional and educational experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Governance Committee may consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies potential nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, the Nominating and

Governance Committee will identify the desired skills and experience of a new nominee as outlined above unless the Board determines not to fill the vacancy. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominee(s) or other communications to the Board or any individual director c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California, 94304, Attn: Tricia Borga Suvari, Senior Vice President, General Counsel and Secretary. All communications received will be reported to the Board or the individual directors, as appropriate. As required under the Company’s Restated Bylaws, any stockholder recommendation for director nominee(s) should include the candidate’s name and qualifications for Board membership, the candidate’s age, business and residence addresses, principal occupation or employment, the number of shares of common stock of the Company beneficially owned by the candidate (if any), a description of all arrangements or understandings (if any) between the stockholder and each nominee or other person(s) pursuant to which the nomination(s) are to be made by the stockholder, and any other information relating to such nominee(s) that is required to be disclosed under the Exchange Act, including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. In addition, any such stockholder recommendation for director nominee(s) should include the stockholder’s name and address, the number of shares of common stock of the Company beneficially owned by the stockholder, any material interest of such stockholder in the recommendation, and any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the Secretary or the Assistant Secretary no sooner than ninety (90) days and no later than sixty (60) days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to the section entitled “Stockholder Proposals,” above.

Code of Ethics and Committee Charters

The Board has also adopted a formal Code of Ethics that applies to all of the Company’s employees, officers and directors. The latest copy of the Code of Ethics, as well as the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board, are available in the “Investors” section of the Company’s website at www.cvt.com.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE 2000 EQUITY INCENTIVE PLAN

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the CV Therapeutics, Inc. 2000 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of common stock available for grant under the Incentive Plan. If this Proposal 2 is approved by stockholders, the Incentive Plan will continue to be the primary vehicle for equity awards to the Company’s officers, employees, directors and consultants who provide significant services to the Company.

General

As described in greater detail in the section entitled “Compensation Discussion and Analysis,” below, the Company believes that an employee equity compensation program is a necessary and powerful incentive and retention tool that aligns the interests of employees and stockholders and therefore benefits all stockholders. The Company believes that long-term incentive compensation consisting of equity awards is a critical component of a competitive compensation package in the biotechnology industry. This is particularly true since the Company competes with high concentrations of local biotechnology and other employers and with biotechnology and other employers from lower cost of living areas given the scarcity of local commercially-experienced talent, many of which also grant equity awards, in trying to attract, motivate and retain employees. The Company also believes that equity awards effectively reward employees for the Company’s success over time and encourage retention of employees by the Company.

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the Incentive Plan, which is the Company’s primary vehicle for equity awards, to increase the number of shares of common stock available for grant under the Incentive Plan by 4,400,000 shares with a specified “sublimit” on certain equity award issuances, as described in greater detail in the sections entitled “Key Provisions—General” and “Key Provisions—Stock Subject to the Incentive Plan,” below. A copy of the Amended and Restated Incentive Plan is attached to this proxy statement as Appendix A.

As of April 4, 2007, an aggregate total of 5,172,575 shares of the Company’s common stock have been reserved for issuance under the Incentive Plan, of which only 642,495 shares remained available for future grant under the Incentive Plan. If this Proposal 2 is approved by the stockholders, the number of shares reserved for issuance under the Incentive Plan will increase by 4,400,000 shares.

In order to facilitate approval of this Proposal 2 and alleviate potential stockholder concerns regarding the number of equity awards that the Company intends to grant during the next three (3) fiscal years, the Board has established a “burn rate” commitment such that the Company’s average annual “burn rate” over the three (3)-year period of fiscal year 2007 through fiscal year 2009 will not exceed four and one-half percent (4.5%) of total outstanding shares. For each of these three (3) fiscal years, the Company will calculate its burn rate by dividing (i) the total number of equity awards granted during the applicable fiscal year under the Incentive Plan and any other equity incentive plan of the Company then in effect (including under any equity incentive plan, such as the CV Therapeutics, Inc. 2004 Employment Commencement Incentive Plan, that has not been approved by the Company’s stockholders) by (ii) the total number of shares of common stock outstanding at the end of the applicable fiscal year. The Company will have complied with its burn rate commitment if at the end of the three (3)-year period, the average of the three (3) annual burn rate figures for fiscal years 2007, 2008 and 2009 is less than or equal to four and one-half percent (4.5%). For purposes of calculating the number of shares granted in any fiscal year during the three (3)-year period, any option, restricted stock unit or other equity award granted under the Company’s equity incentive plans (if any) with an exercise price less than the fair market value on the date of grant will be counted as equivalent to (i) 1.5 shares if the Company’s annual stock price volatility is 53% or higher, (ii) 2.0 shares if the Company’s annual stock price volatility is between 25% and 52%, and (iii) 4.0 shares if the Company’s annual stock price volatility is less than 25%.

As of April 4, 2007, equity awards to purchase or receive an aggregate total of 4,530,080 shares of common stock were outstanding under the Incentive Plan. As of April 4, 2007 under the Incentive Plan, (i) the Company had granted equity awards to purchase or acquire an aggregate total of 2,233,680 shares of common stock to its current Named Executive Officers, as a group; (ii) the Company had granted equity awards to purchase or acquire an aggregate total of 2,173,900 shares of common stock to all employees, other than its current Named Executive Officers, as a group; (iii) the Company had granted options to purchase an aggregate total of 122,500 shares of common stock to non-employee directors, including the two (2) non-employee directors who are nominated for election at the Annual Meeting, as a group; and (iv) no equity awards had been granted to any associate (as such term is defined in Rule 14a-1 under the Exchange Act) of any executive officer or director of the Company.

Specifics Regarding this Proposal 2

Stockholders are requested in this Proposal 2 to approve the amendment and restatement of the Incentive Plan to increase the number of shares of common stock available for grant under the Incentive Plan by 4,400,000 shares, with a specified sublimit on certain equity award issuances, as described in greater detail in the sections entitled “Key Provisions—General” and “Key Provisions—Stock Subject to the Incentive Plan,” below. As of April 4, 2007, an aggregate total of 5,172,575 shares of the Company’s common stock have been reserved for issuance under the Incentive Plan, of which only 642,495 shares remained available for future grant under the Incentive Plan.

As described in the section entitled “Proposal 2—General,” above, the Board has established a “burn rate” commitment with regard to equity awards over the period of fiscal year 2007 through fiscal year 2009.

The Incentive Plan is the Company’s primary vehicle for equity awards to its employees, officers, directors and consultants. The Company also maintains the CV Therapeutics, Inc. 2004 Employment Commencement Incentive Plan, under which equity awards are issued only in connection with hiring as permitted under Nasdaq Marketplace Rules. This plan is described in greater detail in the section entitled “Equity Compensation Plan Information,” below. In 2004 and 2005, with Board and stockholder approval the Company terminated two (2) equity incentive plans—the CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan (the “Nonstatutory Plan”) and the CV Therapeutics, Inc. Non-Employee Directors’ Plan (the “Directors’ Plan”) (together, the “Terminated Plans”)—and included within the shares reserved under the Incentive Plan the shares remaining for issuance under the Terminated Plans as well as all shares of common stock that would have again become available for issuance under either Terminated Plan in connection with future expiration or termination of equity awards granted thereunder.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment and restatement of the Incentive Plan. A copy of the Amended and Restated Incentive Plan is included as Appendix A to this proxy statement.

The Board Unanimously Recommends a Vote in Favor of Proposal 2.

Key Provisions

The material terms of the Incentive Plan are outlined below:

General

If this Proposal 2 is approved by the stockholders, common stock that may be issued as stock awards under the Incentive Plan may not exceed in the aggregate the sum of (i) 4,450,000 shares of common stock previously reserved under the Incentive Plan, (ii) an additional 4,400,000 shares of common stock as provided in this

Proposal 2, and (iii) certain shares of common stock previously available for issuance under the Terminated Plans, as described in greater detail below, and all shares of common stock that would have again become available for issuance under the Terminated Plans in the future in connection with the expiration or termination of options granted under either Terminated Plan; provided, however, that notwithstanding anything in the Incentive Plan to the contrary, the maximum number of shares of common stock that may be issued under the Incentive Plan pursuant to the grant of stock awards (other than options or stock appreciation rights with an exercise price equal to the fair market value, as defined in the Incentive Plan, on the date of grant and a term of at least ten (10) years) shall be two million six hundred thousand (2,600,000) shares. The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units and/or stock appreciation right (collectively, “awards”). Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See the section entitled “Key Provisions—Federal Income Tax Information,” below, for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to obtain stock in the Company in order to assist in retaining the services of such persons, secure and retain the services of persons capable of filling such positions and provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two (2) members of the Board. In the discretion of the Board, a committee may consist solely of two (2) or more outside directors in accordance with Section 162(m) of the Code or solely of two (2) or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. The Board also may delegate to a committee of one (1) or more members of the Board who are not outside directors or non-employee directors the power to grant awards to persons who are not officers or directors of the Company.

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. The regulations under Section 162(m) require that the directors who serve as members of the committee described above must be “outside directors.” The Incentive Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is not otherwise considered an “outside director”

for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act. As noted above, the Board has delegated administration of the Incentive Plan to the Compensation Committee, all the members of which are “outside directors” within the meaning of Section 162(m).

The grant of any award to a non-employee director under the Incentive Plan shall be made by the Board pursuant to a written non-discretionary formula established by the Compensation Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of the award. The non-employee director equity compensation policy shall set forth the type of stock award(s) to be granted to non-employee directors, the number of shares of common stock to be subject to non-employee director stock awards, the conditions on which such stock awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Compensation Committee (or its successor) determines in its discretion. As discussed in greater detail in the section entitled “Director Compensation,” below, in April 2005 the Board approved a non-employee director equity compensation policy pursuant to which each non-employee directors automatically receive option grants under the Incentive Plan.

Eligibility

All of the employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan. Incentive stock options may be granted under the Incentive Plan only to employees of the Company and its affiliates. Employees, directors, and consultants of the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan. As of March 31, 2007, the Company and its affiliates had 671 employees, and the Company had seven (7) non-employee directors, who were eligible to participate in the Incentive Plan.

No incentive stock option may be granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least one hundred and ten percent (110%) of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five (5) years from the date of grant. Under the Incentive Plan, no incentive stock option may be granted to an employee which, when aggregated with all other incentive stock options granted to that employee by the Company or any parent or subsidiary, would result in shares with an aggregate fair market value (determined on the date of grant) exceeding $100,000 becoming first available for purchase upon exercise of incentive stock options in any calendar year. Any stock options in excess of such amount shall be treated as nonstatutory stock options. In addition, no employee may be granted options, restricted stock, restricted stock units or stock appreciation rights under the Incentive Plan covering more than 500,000 shares of common stock during any calendar year.

Stock Subject to the Incentive Plan

Subject to stockholder approval of this Proposal 2, and subject to the provisions of the Incentive Plan relating to adjustment upon changes in common stock, the number of shares of common stock reserved for issuance under the Incentive Plan shall not exceed in the aggregate the sum of (i) 8,850,000 shares of common stock, (ii) that number of shares of common stock remaining available for issuance as of March 29, 2004 under the Nonstatutory Plan (not to exceed 404,685 shares of common stock), (iii) that number of shares of common stock that after March 29, 2004 again become available for issuance under the Nonstatutory Plan as a result of stock awards granted thereunder before March 29, 2004 expiring or terminating without having been exercised in full, (iv) that number of shares of common stock remaining available for issuance as of March 31, 2005 under the Directors’ Plan (not to exceed 20,335 shares of common stock), and (v) that number of shares of common stock that after March 31, 2005 again become available for issuance under the Nonstatutory Plan as a result of stock awards granted thereunder before March 31, 2005 expiring or terminating without having been exercised in full. Notwithstanding anything in the Incentive Plan to the contrary, the maximum number of shares of common stock that may be issued under the Incentive Plan pursuant to the grant of stock awards (other than options or stock appreciation rights with an exercise price equal to the fair market value, as defined in the Incentive Plan, on the date of grant and a term of at least ten (10) years) shall be two million six hundred thousand (2,600,000) shares. If options granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock again becomes available for reissuance under the Incentive Plan.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants, which are made pursuant to a written stock option agreement with the Company, may be more restrictive as to any or all of the permissible terms described below.

Exercise Price, Payment. The exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date of grant and, in some cases (see the section entitled “Key Provisions—Eligibility,” above), the exercise price of incentive stock options may not be less than one hundred and ten percent (110%) of such fair market value. The exercise price of nonstatutory stock options may not be less than the par value of the common stock subject to the option on the date of the grant, except that no more than five percent (5%) of the shares of common stock reserved for issuance under the Incentive Plan may be issued upon exercise of nonstatutory stock options granted with an exercise price that is less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date of grant (unless such nonstatutory stock option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code). In actual practice, the Company has priced all of its stock option grants under the Incentive Plan with exercise prices equal to the closing price of the Company’s stock on the last trading day prior to the date of grant, which is how the Incentive Plan defines fair market value on the date of grant.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or, at the Board’s discretion, by delivery of other common stock of the Company or in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Incentive Plan may become vested and exercisable in cumulative increments as determined by the Board. The Company generally grants options that vest over four (4) years during the optionholder’s employment by the Company or an affiliate (collectively, “service”), although the vesting period of a specific grant may vary. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned common stock of the Company or by a combination of these means.

Term. Options under the Incentive Plan have a maximum term of ten (10) years, except in certain cases when the maximum term is five (5) years (see the section entitled “Key Provisions—Eligibility,” above). Options under the Incentive Plan generally terminate three (3) months after termination of the optionholder’s service unless (i) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within twelve (12) months of such termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within three (3) months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within eighteen (18) months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. An optionholder’s option agreement may provide that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three (3) months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Terms of Restricted Stock Awards and Restricted Stock Units

The following is a description of the permissible terms of restricted stock awards and restricted stock units under the Incentive Plan. Individual awards of restricted stock or restricted stock units, which are made pursuant to a written restricted stock unit agreement with the Company, may be more restrictive as to any or all of the permissible terms described below.

Purchase Price, Payment. Restricted stock and restricted stock units may be issued with or without a purchase price. The purchase price, if any, under a restricted stock agreement may be any amount determined by the Board. The Board may award restricted stock or restricted stock units without requiring the payment of a purchase price.

The purchase price (if any) of stock acquired pursuant to a restricted stock agreement under the Incentive Plan must be paid either in cash at the time of issuance of the common stock or, at the Board’s discretion, in any other form of legal consideration acceptable to the Board.

Vesting. Shares of restricted stock or restricted stock units sold under the Incentive Plan shall be subject to a vesting schedule or a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board, provided that the vesting period shall not be less than three (3) years unless based upon performance milestones, in which event it shall not be less than one (1) year. The common stock issuable under a restricted stock unit will not be issued until the restricted stock unit has vested. The Board has the power to accelerate the vesting of restricted stock or of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan only under extraordinary circumstances, such as the death, disability or divorce of the participant, a change in the Company’s corporate structure or a change of control of the Company. Restricted stock or restricted stock units granted to a “covered employee” under Section 162(m) of the Code may, as determined by a committee of the Board consisting of “outside directors,” have its vesting linked to one or more performance criteria.

Terms of Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted under the Incentive Plan in connection with stock options or other awards, or separately. SARs granted by the Board typically will provide for payments, if any, to the holder based upon increases in the price of the Company’s common stock over the base price of the SAR. SARs granted by the Board in connection with stock options or other awards typically will provide for payments, if any, to the holder based upon increases in the price of the Company’s common stock over the exercise price of the related option or other awards. The exercise price of a SAR may not be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The Board in its sole discretion may provide that a SAR may be exercised subsequent to a termination of employment or service, as applicable or following a change of control of the Company, or because of the participant’s retirement, death, disability or otherwise. The Board may elect to pay SARs in cash, in shares of common stock, other property or in a combination thereof. Individual awards of SARs, which are typically made pursuant to an agreement, which are made pursuant to a written agreement with the Company, may be more restrictive as to any or all of the permissible terms described herein.

Restrictions on Transfer

An optionholder may only transfer an incentive stock option by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an incentive stock option. Nonstatutory stock options are transferable only to the extent provided in the individual option agreement. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Rights under a restricted stock or restricted stock unit agreement or stock appreciation rights agreement may be transferred only if expressly authorized by the terms of the applicable agreement.

Performance Criteria

Awards under the Incentive Plan may be designed to constitute “performance based compensation” for purposes of Section 162(m) of the Code. Specifically, at the Board’s discretion, it may condition the grant or vesting of awards on the attainment of individual or company-wide performance goals. In doing so, the Board may select performance factors based on measures, including but not limited to the following criteria, for purposes of determining whether performance goals relating to awards have been satisfied:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	net losses;

•	sales or revenues;

•	operating earnings;

•	operating cash flow;

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	gross or net profit margins;

•	earnings per share;

•	price per share of common stock;

•	market share; and/or

•	corporate or individual goals relating to the Company’s research, development, clinical, regulatory, operational, marketing or compliance programs.

The above criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adjustment Provisions

If any change is made in the stock subject to the Incentive Plan, or subject to any award granted under the Incentive Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination or exchange of shares, change in corporate structure or other transaction), the Incentive Plan and outstanding awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Incentive Plan and the class(es), number of shares and price per share of stock subject to outstanding awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards shall terminate immediately prior to such event.

In the event of a Change of Control (as defined below), each outstanding award under the Incentive Plan shall automatically be fully vested and/or exercisable with respect to all of the shares of common stock subject thereto, and all shares of common stock subject to outstanding restricted stock units shall be distributed to holders thereof, no later than five (5) business days before the closing of such Change of Control. In addition, to the extent permitted by law, any surviving or acquiring corporation may assume any awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. In the event any surviving or acquiring corporation does not assume such awards or substitute similar awards for those outstanding under the Incentive Plan, then the awards shall terminate if not exercised at or prior to such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

For purposes of the Incentive Plan, “Change of Control” means: (i) a sale of substantially all of the Company’s assets; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which stockholders immediately before the transaction have equal or greater stock voting power immediately after the transaction); (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted into other property by virtue of the merger (other than a reverse merger in which stockholders immediately before the merger have greater stock voting power immediately after the merger); or (iv) any transaction or series of related transactions in which more than fifty percent (50%) of the Company’s voting power is transferred.

No Repricing of Awards

The Incentive Plan does not permit the Board, without stockholder approval, to amend the terms of any outstanding award under the Incentive Plan to reduce its exercise price or cancel and replace any outstanding award with grants having a lower exercise price.

Duration, Amendment and Termination

Without stockholder approval or ratification, the Board may suspend or terminate the Incentive Plan at any time or from time to time. The Incentive Plan will terminate on March 31, 2014, unless terminated sooner.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if such amendment (i) increases the number of shares of common stock reserved for issuance under the Incentive Plan, (ii) expands the class of eligible participants under the Incentive Plan, (iii) materially increases the benefits available under the Incentive Plan, or (iv) is an amendment for which stockholder approval is necessary in order for the Incentive Plan to satisfy Section 422 of the Code, Rule 16b-3 of the Exchange Act or any applicable Nasdaq Stock Market or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including but not limited to amendments intended to satisfy the requirements of Section 162(m) of the Code regarding excluding performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a general summary under current law of the material federal income tax consequences to the Company and participants in the Incentive Plan with respect to the grant and exercise of awards under the

Incentive Plan. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice. All participants should consult their own tax advisor as to the specific tax consequences of participating in the Incentive Plan.

Incentive Stock Options. Incentive stock options granted under the Incentive Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

If an optionholder holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one (1) year.

Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options, Restricted Stock Awards and Restricted Stock Units. Nonstatutory stock options, restricted stock awards and restricted stock units granted under the Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price, if any. However, to the extent the stock issued upon exercise of a nonstatutory option or subject to a restricted stock or restricted stock unit award is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash or property in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the participant recognizes as ordinary income.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of Ernst & Young LLP for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the Company’s inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Restated Bylaws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Stockholders are requested in this Proposal 3 to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firms, for the fiscal year ending December 31, 2007. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 3.

The Board Unanimously Recommends a Vote in Favor of Proposal 3.

Audit and Non-Audit Fees and Services

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during the years 2005 and 2006:

Description of Services	2005 Fees	2006 Fees
Audit fees (1)	$803,232	$849,800
Audit-related fees (2)	22,500	30,196
Tax fees (3)	72,594	130,011
All other fees (4)	3,460	3,500

Total	$901,786	$1,013,507

(1)	Audit Fees: represent the aggregate fees billed or to be billed for professional services rendered for the audits of the Company’s annual consolidated financial statements and for internal control over financial reporting and for the review of the financial statements included in the Company’s quarterly reports during such period, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for example, in 2005 and 2006 fees for review of registration statements on Form S-8, convertible debt offering services, review of registration statements on Form S-3 and amendments to such registration statements. 100% of these services for 2005 and 2006 were pre-approved by the Audit Committee.

(2)	Audit-Related Fees: represent the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but that are not included as Audit Fees, for example, fees for the audit of the Company’s 401(k) plan in 2005 and 2006. 100% of these services for 2005 and 2006 were pre-approved by the Audit Committee.

(3)	Tax Fees: represent the aggregate fees billed or to be billed for professional services rendered for tax compliance, for example, fees for professional services in connection with the Company’s 2005 federal tax return, and various 2005 state returns. 100% of these services for 2005 and 2006 were pre-approved by the Audit Committee.

(4)	All Other Fees: represent the aggregate fees billed for products and services other than audit, audit-related and tax fees. 100% of these services for 2005 and 2006 were pre-approved by the Audit Committee.

Pre-Approval Policy and Procedures

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of February 28, 2007 by: (i) each stockholder who is known by the Company based on publicly available records to own beneficially more than five percent (5%) of the Company’s common stock; (ii) the Named Executive Officers; (iii) each director; and (iv) all of directors and Named Executive Officers, as a group. The address for each director and Named Executive Officer listed in the table below is c/o CV Therapeutics, Inc., 3172 Porter Drive, Palo Alto, California 94304.

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent of Total
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	7,415,122	12.49
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	5,864,817	9.88
FMR Corp (2) 82 Devonshire Street Boston, Massachusetts 02109	5,788,400	9.76
Citigroup, Inc. 399 Park Avenue New York, NY 10043	4,856,645	8.18
Sectoral Asset Management Inc. 2120-1000 Sherbrooke St. West Montreal PQ H3A 3G4 Canada	4,090,103	6.89
Ross Financial Corporation P.O. BOX 31363 Grand Cayman KY1-1206 Cayman Islands	3,800,000	6.40
Legg Mason Capital Management, Inc. 100 Light Street Baltimore, MD 21202	3,784,100	6.37
Delaware Management Holdings (3) 2005 Market Street Philadelphia, PA 19103	3,256,755	5.48
Morgan Stanley 1585 Broadway New York, NY 10036	3,055,336	5.14
Louis G. Lange, M.D., Ph.D. (4)	970,699	1.64
Brent K. Blackburn, Ph.D. (5)	382,429	*
Santo J. Costa (6)	61,250	*
Joseph M. Davie, M.D., Ph.D. (7)	16,666	*
Thomas L. Gutshall (8)	98,961	*
Peter Barton Hutt, Esq. (9)	71,750	*
Kenneth B. Lee, Jr. (10)	61,825	*
David McCaleb (11)	350,492	*
Barbara J. McNeil, M.D., Ph.D. (12)	63,750	*
Thomas E. Shenk, Ph.D. (13)	34,194	*
Daniel K. Spiegelman (14)	309,202	*
Tricia Borga Suvari, Esq. (15)	264,504	*
All directors and executive officers as a group (12 persons) (16)	2,685,722	4.5

*	Represents beneficial ownership of less than one percent (1%).

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 28, 2007, which is April 29, 2007. Except as indicated below, and subject to community property laws where applicable, to the Company’s knowledge, all persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentages of beneficial ownership are based on 59,332,736 shares of common stock outstanding as of February 28, 2007, adjusted as required by rules promulgated by the SEC. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which such person or persons has the right to acquire within sixty (60) days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,788,400 shares, or 9.76% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 5,305,200 shares, or 8.94% of the common stock outstanding. Fidelity Growth Company Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the 5,788,400 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)	Lincoln National Corp. is the ultimate parent of Delaware Management Holdings.

(4)	Includes 764,135 shares issuable upon the exercise of options as of April 29, 2007. Also includes 7,500 shares held in The Louis Lange Family Trust and 2,500 shares held by minors in Dr. Lange’s household. Dr. Lange disclaims beneficial ownership of the shares held in The Louis Lange Family Trust, except to the extent of his pecuniary interests therein.

(5)	Includes 356,042 shares issuable upon the exercise of options as of April 29, 2007.

(6)	Represents 61,250 shares issuable upon the exercise of options as of April 29, 2007.

(7)	Represents 16,666 shares issuable upon the exercise of options as of April 29, 2007.

(8)	Includes 63,750 shares issuable upon the exercise of options as of April 29, 2007. Also includes 30,211 shares held in the Gutshall Family Trust DTD 3-7-90. Mr. Gutshall disclaims beneficial ownership of the shares held in the Gutshall Family Trust, except to the extent of his pecuniary interests therein.

(9)	Includes 68,750 shares issuable upon the exercise of options as of April 29, 2007.

(10)	Includes 61,250 shares issuable upon the exercise of options as of April 29, 2007.

(11)	Includes 316,642 shares issuable upon the exercise of options as of April 29, 2007.

(12)	Includes 61,250 shares issuable upon the exercise of options as of April 29, 2007.

(13)	Includes 33,194 shares issuable upon the exercise of options as of April 29, 2007.

(14)	Includes 301,042 shares issuable upon the exercise of options as of April 29, 2007.

(15)	Includes 240,208 shares issuable upon the exercise of options as of April 29, 2007.

(16)	Includes 2,344,179 shares issuable upon the exercise of options held by all directors and executive officers as of April 29, 2007. See footnotes (4)–(15).

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with.

MANAGEMENT

Named Executive Officers

The names of the Company’s chief executive officer and each of the Company’s other Named Executive Officers as of the end of the last fiscal year, and their ages as of March 31, 2007, are as follows:

Name	Age	Position
Louis G. Lange, M.D., Ph.D.	58	Chairman of the Board, Chief Executive Officer and Chief Science Officer
Daniel K. Spiegelman	48	Senior Vice President and Chief Financial Officer
Brent K. Blackburn, Ph.D.	46	Senior Vice President, Drug Discovery and Development
David McCaleb	53	Senior Vice President, Commercial Operations
Tricia Borga Suvari, Esq.	46	Senior Vice President, General Counsel and Secretary

See the section entitled “Directors Continuing In Office Until the 2009 Annual Board Meeting,” above, for a brief description of the educational background and business experience of Dr. Lange.

Daniel K. Spiegelman has served as the Company’s Senior Vice President and Chief Financial Officer since September 1999. From January 1998 to September 1999, Mr. Spiegelman served as the Company’s Vice President and Chief Financial Officer. From 1991 until 1998, Mr. Spiegelman was employed by Genentech, Inc., a biotechnology company, holding various positions in the Treasury department, including the position of Treasurer from 1996 to 1998. Mr. Spiegelman currently serves on the boards of directors of Cyclacel Pharmaceuticals, Inc. and Affymax, Inc. Mr. Spiegelman holds a B.A. in Economics from Stanford University and an M.B.A. from Stanford Graduate School of Business.

Brent K. Blackburn, Ph.D., has served as the Company’s Senior Vice President, Drug Discovery and Development since January 2004. From January 2002 to January 2004, Dr. Blackburn served as the Company’s Senior Vice President, Drug Discovery and Pre-Clinical Development. From June 2000 to January 2002, Dr. Blackburn served as the Company’s Vice President, Drug Discovery and Pre-Clinical Development. From September 1997 to June 2000, Dr. Blackburn served as the Company’s Vice President, Developmental Research. From 1989 until 1997, Dr. Blackburn served in the Research Department at Genentech, Inc., a biotechnology company. From 1993 until 1997, Dr. Blackburn also served as the project team leader for the oral GPII(b)III(a) antagonist project, a cardiovascular product, in the Development Department at Genentech. Dr. Blackburn holds a B.S. in Chemistry from Texas Christian University and a Ph.D. in Chemistry from the University of Texas at Austin.

David C. McCaleb has served as the Company’s Senior Vice President, Commercial Operations since January 2005. From January 2004 to January 2005, he served as the Company’s Senior Vice President, Sales and Marketing. From February 2003 to January 2004, he served as the Company’s Vice President, Sales and Marketing. From October 1999 to February 2003, he served as the Company’s Vice President, Marketing. From 1997 to October 1999, he served as the Company’s senior marketing advisor. In 1994, Mr. McCaleb founded McCaleb Associates, a private biotechnology consulting firm, and has served as its President since that time. In this capacity, in addition to consulting for the Company, he served as senior marketing advisor to a number of other biotechnology companies, including Gilead Sciences, Inc. and Cephalon, Inc. From 1988 until 1994, Mr. McCaleb held several marketing positions at Amgen, Inc., a biotechnology company. From 1986 until 1988, Mr. McCaleb was marketing manager for respiratory pharmaceuticals at Forest Laboratories. Mr. McCaleb held various sales and marketing positions in the cardiology field at Merck & Co. from 1981 until 1986. Mr. McCaleb holds a B.S. and an M.B.A. from Arizona State University and an M.S. in biology from Marquette University.

Tricia Borga Suvari, Esq., has served as the Company’s Senior Vice President, General Counsel and Secretary since February 2007. From September 2006 to February 2007, Ms. Suvari served as the Company’s Senior Vice President, General Counsel and Assistant Secretary. From May 2000 to August 2006, Ms. Suvari served as the Company’s Vice President, General Counsel and Assistant Secretary. From 1991 until 2000, Ms. Suvari was employed by Genentech, Inc., a biotechnology company, holding various positions in the legal department. From 1988 until 1991, Ms. Suvari was employed by the law firm Irell & Manella LLP in Los Angeles. Ms. Suvari holds a B.S. in Geology and Geophysics from Yale College and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The compensation policies and programs that the Company utilizes in connection with compensation of its Named Executive Officers, as well as other executives and employees, are designed to achieve the following primary objectives:

•	to attract, retain and motivate the highest quality executives capable of leading the Company to achieve its business and strategic objectives;

•	to offer competitive compensation opportunities that reward corporate performance and individual contributions;

•	to create performance-based incentives for executive officers to achieve key business and strategic objectives of the Company; and

•

to align the interests of executive officers and stockholders through long-term equity compensation that motivates executive officers to contribute to the long-term success and value of the Company for stockholders.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. Since the year 2000, the Company has grown from a biotechnology company focused on research and development of potential products, with around 100 employees, into a fully-integrated biotechnology company with active commercial operations across the United States, active on-going research and development efforts, general and administrative personnel and nearly 700 employees (as well as a small European subsidiary). The Company maintains its headquarters and many personnel in the San Francisco Bay area, which is an urban area with a high cost of living and a highly competitive employment environment, in particular due to high concentrations of biotechnology companies and other high-growth and/or commercial employers that compete for the same personnel that the Company seeks to attract, motivate and retain. Furthermore, there is high demand and relatively low supply on the West Coast of personnel with experience in a fully-integrated company with active commercial operations. There are a limited number of commercially active companies in the Bay area and on the West Coast, and there are higher concentrations of personnel with commercial company experience in other geographic areas. These factors require the Company to recruit, relocate, motivate and retain this talent from other areas of the country that may have lower costs of living.

The Company believes compensation should be structured to ensure that a portion of each executive officer’s compensation opportunity will be directly related to and affected by the performance of the Company’s stock and other factors that directly and indirectly influence stockholder value. Accordingly, the Company believes that long-term equity incentive awards are a critical component of a compensation package in the biotechnology industry, and the Company employs a variety of different types of equity awards. In determining compensation, the Company considers the mix and relative balance of total current or short-term compensation and potential long-term compensation in establishing each element of compensation.

In the case of the Company’s Named Executive Officers, the components of executive compensation used to support the Company’s objectives are base salary, discretionary cash bonuses, discretionary incentive compensation consisting of equity awards (including stock options, restricted stock units and stock appreciation rights), deferred compensation and defined contribution plans, and executive severance and change-in-control agreements. The Company has also entered into an employment agreement with its Chairman and Chief Executive Officer entered into in December 2005 that includes severance and change-in-control provisions (the “Employment Agreement”).

Compensation Committee Responsibilities and Processes

Compensation Committee Charter

Under the charter of the Compensation Committee of the Board of Directors (the “Compensation Committee Charter”), the purpose of the Compensation Committee is to recommend compensation levels for Named Executive Officers and other officers and employees of the Company, and to administer the Company’s equity incentive plans, as adopted by the Company from time to time. Under the Compensation Committee Charter, the Compensation Committee has the full power and authority to establish salaries, incentives and other forms of compensation paid to Named Executive Officers and other officers and employees of the Company, to administer the various incentive compensation and benefit plans adopted by the Board and stockholders of the Company from time to time, and to establish guidelines as directed by the Board of Directors pursuant to which the Chief Executive Officer may administer the Company’s equity incentive plans as to equity awards granted to the Company’s employees and consultants (other than the Company’s Named Executive Officers or any other officers, if any).

In practice, the Compensation Committee makes decisions regarding the base salary, bonus, equity awards and all other compensation awarded to the Company’s Named Executive Officers, and provides advice and input as to a larger selected group of the Company’s senior management. The Compensation Committee has delegated to the Chairman and Chief Executive Officer the responsibility for making decisions regarding all compensation for all other employees and for all consultants of the Company.

The Roles of Independent Compensation Consultants and Company Management

Historically the Compensation Committee has used independent compensation consultants to assist in various matters relating to compensation programs, policies and processes. The use of compensation consultants is also intended to provide the Compensation Committee and the Company’s management with an independent perspective on the Company’s various compensation programs and on how to consider determining appropriate levels of salary, bonus and other compensation elements at the Company.

In 2006, the Compensation Committee formally retained the independent compensation consultant Frederic W. Cook & Co., Inc. During 2006, this compensation consultant provided benchmark data to the Compensation Committee and to the Company’s management with respect to the amounts and the nature of available data on compensation (including base salary, bonus and incentive payments, and equity awards) provided to executive officers at companies in an industry peer group that was approved by the Compensation Committee.

To aid the Compensation Committee in its work, the Company’s Chairman and Chief Executive Officer (assisted by senior human resources personnel) provides the Compensation Committee with a variety of information (including benchmarking data), analyses and recommendations relating to Company, individual performance assessments and compensation determinations regarding all Named Executive Officers (as well as the larger senior management group discussed with the Compensation Committee, as described in the section entitled “Compensation Committee Charter,” above). In preparation for reviews and decisions by the Compensation Committee, the Chairman and Chief Executive Officer tasks senior human resources personnel with project leadership for internal compensation efforts, which includes responsibility for integrating cross-functional input from human resources, finance and legal functions (including outside advisers); this multi-functional approach incorporates input relating to effective performance management and motivation and retention of key employees, internal equity considerations, compliance with legal and benefit plan requirements and stockholder and third party compensation guidelines, tax and accounting treatment, disclosure and other legal requirements and appropriate transparency to investors and stockholders, and employee and benefit plan communication and administration. While the Chairman and Chief Executive Officer participates in the Compensation Committee’s discussion and reviews related to the other members of senior management (including other Named Executive Officers), neither he nor any other Company employees are present when the Compensation Committee discusses or determines his or her own compensation.

Annual Performance/Compensation Cycle

Consistent with the Compensation Committee Charter, the Compensation Committee meets several times per year to review compensation policies and programs, review benchmarking information against approved industry peer companies, achieve alignment with Company management on compensation objectives and strategy, and administer the various material incentive compensation and benefit plans of the Company.

Among other matters, the Compensation Committee agrees with Company management on an annual Compensation Committee work plan as well as a set of approved annual Company bonus goals, with associated weightings. The Company’s annual bonus goals are also discussed with the full Board.

As part of the Company’s annual focal performance review cycles for all of its employees, which typically occur around or after year-end, the Compensation Committee reviews and approves Company performance and the performance of Named Executive Officers and provides advice and input as to additional senior managers as noted above), based on input, assessments and recommendations from management. The Compensation Committee also approves salaries, incentives and other elements of compensation for the Named Executive Officers.

Compensation Benchmarking, Targets and Peer Group

Each year, management prepares and recommends, and the Compensation Committee reviews and approves, a list of industry peer group companies. The Compensation Committee examines peer group compensation data for industry comparators to help set compensation appropriately for Named Executive Officers (and the larger senior management group described above). This comparison is intended to help ensure that the Company’s compensation practices remain competitive with other peer companies and the biotechnology market in general. This is a particularly important goal for the Company’s compensation programs and elements, given that the Company’s headquarters and many personnel are based in a high-cost and highly competitive job market (the San Francisco Bay area), with high concentrations of biotechnology companies and other employers such as universities, venture funds, investment banks, high-tech growth and consulting companies that compete for the same personnel that the Company seeks to attract, motivate and retain. In addition, as noted above, compared to other geographic areas, the local environment has fewer fully integrated companies with active commercial operations, and a smaller talent pool of personnel (including those in development, regulatory, manufacturing, legal, finance, human resources, sales, marketing and general management) with experience in commercial operations. Thus another important parameter of the Company’s compensation programs and elements is in regard to recruiting, relocating, motivating and retaining talent from other areas that may have lower costs of living.

As regards the Company’s use of peer group compensation data for senior management positions, the Company’s practices have been and continue to be in transition. Since the year 2000, the Company has grown from a biotechnology company focused on research and development of potential products, with around 100 employees, into a fully-integrated biotechnology company with active commercial operations across the United States,1 active on-going research and development efforts,2 general and administrative personnel and nearly 700 employees (as well as a small European subsidiary). In order to set and use compensation programs

[1]

The Company’s on-going commercialization efforts are nationwide in scope and encompass all of the disciplines and personnel usually associated with biotechnology commercialization efforts, including management, medical affairs, medical education and communications, marketing, sales, operations and logistics support. The Company presently deploys a national cardiovascular specialty sales force as well as field-based medical science personnel.

[2]

The Company’s on-going research and development efforts span all of the phases of biotechnology industry activity from discovery-stage efforts, to pre-clinical work, to clinical studies, to submissions for regulatory review and approval. The Company is pursuing multiple programs in the areas of various cardiovascular and metabolic diseases, as well as neuroscience-based opportunities. The Company’s research and development efforts and personnel encompass the same range of disciplines typically associated with larger fully integrated biotechnology companies, including the pharmacological and biologic sciences, bio-organic chemistry, pharmaceutical development, biostatistics, data management, clinical operations, manufacturing and logistics, quality control, drug safety, regulatory affairs and project management.

and elements that are intended to motivate and retain senior management with the expertise to effectively run the Company’s larger and increasingly complex business operations, the Company must benchmark itself to a list of peer companies that have a business profile that is similar enough to require the range of functions typical to a fully integrated biotechnology company (e.g. sales, regulatory affairs, clinical research and development, manufacturing and operations), as well as senior management personnel with the skills and experience to lead those functions. In an effort to ensure the Company is benchmarked to peer companies with whom the Company may compete for Named Executive Officers and other senior management personnel, the approved peer company list has been transitioning over the past several years, in parallel with the Company’s commercial transformation and growth in size and complexity of operations. As a result, the Company’s executive compensation practices are now being compared to an industry peer group of certain fully integrated biotech companies (engaged in biotechnology research, development and commercialization activities) with similar sizes of sales force and commercial infrastructure, including many that are larger than CVT in total employee size and market cap, but who have a fundamentally comparable business model and with whom the Company may compete to attract, motivate and retain Named Executive Officers and other key personnel.

In this context of the Company’s sharp growth trajectory and entry into active commercialization over the past few years, one focus of the Compensation Committee and the Chairman and Chief Executive Officer has been to set a reasonable pace for this migration of industry peer group comparators, with the intention of balancing fiscal prudence and stockholder dilution (among other factors) with the need to attract, motivate and retain senior management in a highly competitive marketplace. As a result, although the Company passed the threshold of 500 employees in 2005, and began commercializing efforts that year as well, the Company did not begin to compare senior management positions to annual Radford Biotech Survey data for industry companies with over 500 employees until late 2006 (for purposes of determining 2007 base salary and 2006 bonuses).

In 2004, the Board of Directors acted in anticipation of these changes and challenges in making the transition to a fully integrated biotechnology company, by approving certain compensation targets related to base salary, bonus and equity, which are intended to retain and provide incentive to Named Executive Officers and other senior management despite business and market conditions and competition for senior leadership talent. Each of these Board-approved targets is discussed in greater detail below in the sections on base salary, bonus, and long-term equity incentives.

As part of the annual determination of compensation elements and amounts, the performance of the Company is assessed relative to the peer group, individual performance is assessed, and senior management compensation practices and data for comparable companies (as derived from public filings for peer group companies and in some cases from annual Radford Biotech Survey data) are reviewed to determine compensation for the Named Executive Officers (and other members of senior management). The formulation by the Chairman and Chief Executive Officer of individual compensation recommendations for Named Executive Officers other than himself (and other members of senior management), as well as the Compensation Committee’s review and approval of individual compensation recommendations, necessarily require subjective judgments and assessments that take into consideration various factors (including company size; the scope of authority, impact and responsibility of each individual; competition for talent such as potential competitive offers; and the experience and skills required to successfully perform each role).

For 2006, the criteria used to select the peer group approved by the Compensation Committee included the following relevant general and industry-specific criteria: having publicly traded stock, significant liquidity and a market capitalization of at least $500 million; being based in the United States with company headquarters in an area with a relatively high cost-of-living; being a fully integrated biotechnology company with over 500 employees and a strong balance sheet; having a research and development pipeline focused on the development of product candidates with multiple candidates in clinical testing; being engaged in, or soon to be engaged in, marketing and sales of approved products (with its own field sales personnel) and generating product revenues. For 2006, the peer group recommended by management and approved by the Compensation Committee consisted of the following ten United States publicly traded biotechnology companies: Affymetrix, Inc.; Amylin Pharmaceuticals, Inc.; Celgene Corporation, Cephalon, Inc., ICOS Corporation, MedImmune, Inc., Millenium Pharmaceuticals, Inc.; Neurocrine Biosciences, Inc.; OSI Pharmaceuticals, Inc.; and PDL Biopharma, Inc.

Base Salaries

The base salary element of compensation is intended to compensate the Company’s Named Executive Officers competitively at levels necessary to attract and retain qualified executives in the biotechnology industry. The base salary for each Named Executive Officer when newly hired is set on the basis of multiple factors, including the Named Executive Officer’s qualifications, experience, prior salary, competing offers, internal equity compared to other relevant positions, and the salary levels for similar positions within comparable companies including the pre-approved peer group.

For the Named Executive Officers (and other senior management), in 2004 the Board of Directors approved a base salary target at the 75th percentile of the peer group. This target was set in order to help ensure retention of key senior managers through the anticipated transformation to a fully integrated biotechnology company, despite historical challenges to the effectiveness of long term equity tools based on a growth stock following the significant decline of Nasdaq (over 50% since mid-year 2000). However, base salary levels for the Named Executive Officers have lagged behind this target due to the Company’s phased migration approach, discussed above. The Company presently expects to continue to migrate Named Executive Officer base salaries toward this base salary target over time. The Compensation Committee’s determination of base salary for each Named Executive Officer depends not only on market data but on individual performance. In setting base salaries for Named Executive Officers for 2006, the Compensation Committee reviewed and interpreted data from the Radford Biotech Survey for 2005 as well as public filings of peer group companies.

The 2006 base salaries for each of the Named Executive Officers for 2006 are set forth in the “2006 Summary Compensation Table,” below.

Performance-Based Compensation

Annual Bonus Goals and Policies

The Company structures its compensation programs with a goal of rewarding Named Executive Officers based on the Company’s performance and the individual executive’s contribution to that performance. In particular, each year the Compensation Committee approves annual bonus goals, with associated weightings, and then evaluates the Company’s performance for the given year against these approved bonus goals as well as other significant Company performance factors, accomplishments and challenges, when the Compensation Committee determines whether to award bonuses (if at all) and sets bonus amounts (if any). The approved bonus goals are intended to correlate (assuming they are accomplished) with resultant increased business value of the Company and for its stockholders. For this reason, the Company’s approved bonus goals typically include goals tied to research, development and commercialization milestones, such as the initiation or completion of clinical studies and the preparation for and launch of approved products and sales milestones; the approved goals may also include other indicators of Company performance, such as goals related to key strategic factors or the Company’s balance sheet strength. The weightings for the approved goals are intended to reflect relevant factors such as the relative importance of the goal to the Company’s business and operations, the potential impact in terms of near-term and long-term shareholder value, and the degree of difficulty expected to achieve the goal.

Near or after year end, the Compensation Committee approves a score for each pre-approved bonus goal, which represents the Compensation Committee’s assessment of the percentage achieved for each such goal. As part of this year-end review, the Committee also typically reviews and takes into account other significant Company performance factors, accomplishments and challenges during the year, which may increase or decrease the overall percentage score of corporate achievement ultimately determined by the Compensation Committee. Evaluation of the goals and other relevant factors necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors in evaluating Company and individual performance, including performance on the pre-approved bonus goals as well as other significant performance factors, accomplishments and challenges during the year, the individual Named Executive Officer’s performance, and comparison with other biotechnology peer companies as described above.

For the Named Executive Officers (and other senior management), in 2004 the Board of Directors approved a bonus program which entitles these senior managers to earn multipliers of up to two (2) times their market-based bonus target (derived from the market average or median) in exceptional corporate performance years. This program was designed to further motivate and provide incentive for the achievement of corporate goals, generate additional value for the Company and its stockholders, and help ensure retention of key senior managers through the anticipated transformation to a fully integrated biotechnology company, despite historical challenges to the effectiveness of long term equity tools based on a growth stock following the significant decline of Nasdaq since 2000. Specific multiplier amounts in any given performance year, if any, are approved by the Compensation Committee.

The determination of Named Executive Officer bonuses is also based on assessments of individual performance and Company performance, as determined by the Compensation Committee on the basis of the approved bonus goals and other significant factors using the process described above. In order to assess the total compensation picture and overall effectiveness in motivating and retaining Named Executive Officers, determination of Named Executive Officer bonuses is also based in part on total cash compensation compared to peer group companies; this assessment is particularly important given that the Company’s headquarters and many personnel (including Named Executive Officers) are located in the San Francisco Bay area, which is a high-cost and highly competitive recruiting and retention environment. Due to the phased migration approach discussed above, the Company did not begin to compare Named Executive Officers to annual Radford Biotech Survey data for industry companies with over 500 employees until late 2006 (for purposes of determining 2006 bonuses), even though the Company passed the 500-employee threshold in 2005.

2006 Cash Bonus Payments

Following the processes described above, in early January 2006, the Compensation Committee met and approved bonus goals and associated weightings for the Company for 2006, which are set forth in the table below. The Compensation Committee elected to treat a milestone achieved by relatively few biotechnology companies—the Company’s goal of obtaining the first marketing approval from the United States Food and Drug Administration for the Company’s first product, Ranexa® (ranolazine extended-release tablets)—as a separate discretionary bonus target, rather than include it on the pre-approved 2006 bonus goals.

In January 2007, the Compensation Committee met and reviewed performance against the 2006 pre-approved bonus goals, and based on such review rated performance with respect to the pre-approved bonus goals as follows:

2006 Performance Goals	Relative Weighting (%) (Pre-Specified)	2006 Score by Compensation Committee
Complete MERLIN study (enrollment and treatment phases)	10	10
Obtain positive results from 2nd regadenoson phase 3 study	10	10
Submit regadenoson for marketing approval	10	3
Obtain positive results from a phase 2 study of CVT-6883	5	4
Launch Ranexa® in the U.S.	15	15
Success in commercialization efforts as measured by product revenues	20	7
Success in commercialization efforts as measured by promotional and managed care activity and prescribers	15	15
Advance a new chemical entity into development	5	5
Maintain a strong balance sheet	10	10
PRELIMINARY SCORE	100	79

The Compensation Committee then adjusted this preliminary scoring based on its review of additional significant Company performance factors, accomplishments and challenges during 2006 (relating to the early completion of a clinical study related to the MERLIN TIMI-36 study special protocol assessment agreement, the submission of a marketing approval application for its lead product to European regulatory authorities, obtaining all license rights to its lead product, management operations and infrastructure achievements, and the performance of the Company’s stock price during the year). Based on this overall assessment, the Compensation Committee concluded that the Company performed at ninety five percent (95%) for purposes of the Company’s 2006 annual discretionary bonus program.

In determining individual Named Executive Officer bonus amounts the Compensation Committee (with input from the Chairman and Chief Executive Officer in the case of other Named Executive Officers) assessed individual Named Executive Officer performance as well. For 2006, the Compensation Committee set individual Named Executive Officer bonuses (other than for the Chairman and Chief Executive Officer) with reference to 95% of the market-based target bonus amounts for Named Executive Officers, with appropriate adjustment for individual performance. In the context of overall corporate performance, including approved bonus goals and other significant challenges and accomplishments, the Chairman and Chief Executive Officer proposed and the Compensation Committee agreed to forego the application of any bonus multiplier (even though this would have been allowed under the Board-approved bonus guidelines). Dr. Lange’s 2006 annual cash bonus was determined with reference to the Company’s overall performance at the 95% level, his individual performance as assessed by the Compensation Committee, the 2005 median bonus percentage of chief executive officers in the pre-approved peer group and Dr. Lange’s base salary. The final 2006 bonus amount for Dr. Lange was set below the value arrived at by this methodology due to the decline in the Company’s stock price in 2006.

The approved 2006 annual cash bonus amounts for each Named Executive Officer are included in the amounts set forth in the “2006 Summary Compensation Table,” below.

As noted above, in early January 2006 the Compensation Committee elected to treat the Company’s goal of obtaining marketing approval from the United States Food and Drug Administration for the Company’s lead product as a separate discretionary bonus goal, rather than including it on the pre-approved 2006 bonus goals. Under the parameters approved by the Compensation Committee, if the product approval goal was met in early 2006, there would be a separate discretionary bonus program under which each Named Executive Officer (including the Chairman and Chief Executive Officer) would receive a cash bonus equal to fifty percent (50%) of the actual bonus payment to each such Named Executive Officer as approved by the Compensation Committee in

December 2005 under the Company’s 2005 annual bonus program. The product approval was received in late January 2006, and as a result each Named Executive Officer received a one-time discretionary product approval bonus in accordance with the Committee-approved parameters. The product approval cash bonus amounts for each Named Executive Officer are included in the amounts set forth in the “2006 Summary Compensation Table,” below.

Discretionary Long-Term Equity Incentive Awards

As discussed above, the Company believes that long-term incentive compensation consisting of equity awards are a critical component of a competitive compensation package in the biotechnology industry. This is particularly true since the Company competes with high concentrations of local biotechnology and other employers and with biotechnology and other employers from lower cost of living areas given the scarcity of local commercially-experienced talent, many of whom also grant equity awards, in trying to attract, motivate and retain Named Executive Officers and other key personnel. The Company also believes that equity awards effectively reward employees for Company success over time and encourage retention of Named Executive Officers and other key employees by the Company. Over the past few years the Company has used several different types of equity awards with varying vesting periods and other design features, as described in greater detail below.

Policies and Factors Relevant to the Company’s Equity Grant Practices

The Company’s 2000 Equity Incentive Plan allows for the grant of stock options, restricted stock units and stock appreciation rights. As the Company has sharply increased in size and complexity of operations over the past few years and as competitor companies have added restricted stock and restricted stock units as part of their compensation, the Company has moved away from a historic practice of using stock options as the primary form of equity compensation to a practice of utilizing broad-based grants of restricted stock units along with option grants. For example, in 2005, the Company granted a blend of stock options, restricted stock units and stock appreciation rights to the Named Executive Officers (and other key performers), and in 2006 the Company granted a blend of stock options and restricted stock units to the Named Executive Officers (and other key performers). The Company’s awards in 2005 and 2006 included varied vesting periods and other design features intended to ensure that Company executive equity practices were competitive in retaining and motivating Named Executive Officers and other key employees; these features are described in greater detail in the “2006 Grants of Plan-Based Awards Table” and “2006 Outstanding Equity Awards at Fiscal Year-End Table,” below.

A number of factors have contributed to the Company’s shifts to significant use of restricted stock grants and use of differing equity award designs. These factors include the desire to provide Named Executive Officers and other employees with the opportunity to receive and maintain an equity interest in the Company, to better align Named Executive Officers and other employees with stockholders, as well as to increase the opportunity for employee and stockholder benefit through a diversity of types and designs of equity awards; the lesser dilutive impact of restricted stock unit grants (compared to stock option grants) and overall available shares; stockholder preferences on equity award parameters; and changing accounting and tax implications for equity awards. Finally, a key driver has been the under-performance of growth stocks (including the Company’s) since 2000, which has contributed to the Company’s historical pattern of having a significant percentage of options with exercise prices above the Company’s stock price.

These practices are consistent with the equity policies and targets approved by the Board of Directors in 2004 to help ensure retention of Named Executive Officers (and other senior management) through the anticipated transformation to a fully integrated biotechnology company, despite historical challenges to the effectiveness of long term equity tools based on a growth stock following the significant decline of Nasdaq since 2000. As a result, for equity grant purposes, the Company targets equity awards at the 50th to 75th percentile of the peer group.

In applying these equity targets and policies, as part of the determination of what new equity awards, if any, to grant to each Named Executive Officer, the Compensation Committee assesses a mix of factors rather than just a single performance factor. These factors include those discussed above as well as the Company’s accomplishments during the year, the individual performance of each Named Executive Officer, each Named Executive Officer’s past and anticipated future contribution to the attainment of the Company’s long-term strategic goals, and comparisons with other biotechnology companies and their equity award practices. Such comparisons include Named Executive Officer total cash compensation, in order to assess the total compensation picture and overall effectiveness in motivating and retaining Named Executive Officers; this assessment is particularly important given that the Company’s headquarters and many personnel (including Named Executive Officers) are located in the San Francisco Bay area, which is a high-cost and highly competitive recruiting and retention environment. Other factors taken into consideration include long-term incentives previously granted, including the type of previously granted awards, the current actual value of each Named Executive Officer’s unvested equity grants, the percentage of stock option grants with exercise prices greater than the Company’s stock price, and the theoretical present value of equity grants as calculated for purposes of the Company’s financial statements. The executive compensation analysis conducted in 2006 revealed that while the Company’s 2005 equity award levels were comparable to approved peers when assessed on the basis of the theoretical present value of the grants, the actual (versus theoretical) current value of the Company’s unvested equity grants to its Named Executive Officers (measured as a multiple of salary) significantly lagged behind that of the approved peers. Under the Employment Agreement referred to above, Dr. Lange is eligible to be granted long-term incentive and equity compensation awards in the discretion of the Compensation Committee and the Board based upon the Compensation Committee’s evaluation of his performance and market and peer compensation.

The Company believes that stock options priced at the fair market value of the Company’s stock strongly align the interests of its Named Executive Officer and other employees with long-term Company performance and stockholder interests. Therefore, the Company has priced all of its stock option grants with exercise prices equal to the closing price of the Company’s stock on the last trading day prior to the date of grant, which is how the Company’s equity plan defines fair market value. The Company has never repriced stock options.

The Company believes that its use of restricted stock units increases Named Executive Officer and other employee ownership in the Company, thereby better aligning employee interests with stockholder interests, and lessens the dilutive effect of equity grants (compared to stock option grants). Also, because a significant portion of the Company’s outstanding stock option grants to its Named Executive Officers and other employees have exercise prices above the current price of the Company’s common stock, the Company’s restricted stock unit grants (which include vesting and distribution provisions) are intended to serve as an important retention tool for the Named Executive Officers and other employees.

Finally, the stock appreciation rights awards granted by the Company in January 2005 to a limited group of senior management at the Company (including the Named Executive Officers) are intended to further align the interests of the Company’s Named Executive Officers (and other recipients) with stockholders, by incorporating a premium-based baseline value over the course of a multi-year vesting period. In addition, these awards cap the maximum payout amount, to mitigate the potential dilutive effect of the grants (assuming that the Company settles payouts using stock).

The equity awards granted to the Named Executive Officers are described in the “2006 Summary Compensation Table,” “2006 Grants of Plan-Based Awards Table” and “2006 Outstanding Equity Awards at Fiscal Year-End Table,” below.

Timing of Equity Awards to Named Executive Officers

The Compensation Committee’s general practice is to review Named Executive Officer performance and to set annual compensation for the Named Executive Officers at the end of each annual performance period (as described above). Historically, equity awards to the Named Executive Officers have generally been approved in connection with these annual reviews. Consistent with these practices, equity awards were granted to the Named Executive Officers in December or January for the past several years, in conjunction with the annual performance review for Named Executive Officers. However, we have in the past and may in the future grant equity awards at other times of year, depending on business needs.

The Company does not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Because the date for the Compensation Committee’s annual review of Named Executive Officer performance and compensation is set well in advance, the Compensation Committee may approve grants of equity awards to Named Executive Officers at times when the Company is in possession of material non-public information. However, the Compensation Committee does not use any such material non-public information to increase the potential value of equity awards to Named Executive Officers. Similarly, the Company does not backdate options or grant options retroactively; nor does it grant options with any so-called “reload” feature or loan funds to any employees to enable them to exercise options.

Deferred Compensation Plan

In January 2003, the Board of Directors approved a long-term incentive plan to provide a specified deferred compensation benefit to the Named Executive Officers (and a limited group of other senior management) at the Company. This plan did not permit any individual participants to elect to defer any compensation; however, the Board of Directors approved a Company contribution to the plan in January 2003 which became fully vested in January 2006. For each Named Executive Officer, the aggregate plan account balance and aggregate earnings in 2006 (based on deemed investment earnings/losses as provided under the plan) is set forth in the “2006 Nonqualified Deferred Compensation Table,” below.

This plan was put in place to recognize strong performance and assist the Company in retaining Named Executive Officers and other key performers who were considered to have important potential impact on key Company initiatives in the years following the 2003 inception of the plan; in this timeframe the Company sought and obtained marketing approval of its lead product candidate and began commercialization activities. This plan also provided a cash-based longer-term compensation element to complement the Company’s long-term equity incentive programs.

Defined Contribution Plan

Since 2000, the Company has a provided a Section 401(k) Savings/Retirement Plan that covers eligible employees of the Company (including the Named Executive Officers). The 401(k) plan permits eligible employees to defer a portion of their annual compensation, and provides for discretionary Company matching contributions. Under the 401(k) plan’s discretionary match provisions, the matching formula approved by the Board of Directors provides for a discretionary match in Company common stock equal to up to seven percent (7%) of the employee participant’s eligible compensation contributed to the 401(k) Plan for the Plan year, subject to applicable tax provisions which limit contributions by highly compensated participants. The Company’s 2006 discretionary match contribution amounts to each Named Executive Officer are set forth in the “2006 Summary Compensation Table,” below.

The purpose of the Company’s 401(k) plan is to provide a market-competitive program through which employees can contribute and invest monies that will be matched by the Company. The parameters of the 401(k) plan are benchmarked regularly with peer companies and against the general biotech market in the San Francisco Bay area, to ensure its continued competitiveness as a key retention and compensation tool for all United States employees of the Company.

Change-in-Control and Severance Provisions

The Company’s two (2) equity incentive plans are the Incentive Plan and the 2004 Employment Commencement Incentive Plan (which is used only for new hire grants). Each of these plans provides that each outstanding stock award under the plan shall automatically become fully vested and/or exercisable with respect to all of the shares of common stock subject thereto upon a change of control of the Company, and the Incentive Plan also provides that all shares of common stock subject to outstanding restricted stock units under the Incentive Plan shall automatically be distributed to holders thereof upon a change of control of the Company. Each of these plans defines such change of control as a sale of substantially all of the assets of the Company, a merger or consolidation involving the Company, or any transaction or series of related transactions in which more than fifty percent (50%) of the Company’s voting power is transferred. The Company has entered into certain Board-approved executive severance agreements with each Named Executive Officer (as well as other members of senior management), as well as the Employment Agreement with Dr. Lange, which provide for certain additional benefits (including provisions related to tax gross ups) in connection with change-of-control and specified termination scenarios. In addition, the Company has a Board-approved group severance plan, which provides certain severance benefits to all full time employees of the Company who are not covered by individual severance arrangements. These agreement provisions and arrangements are described in greater detail in the section entitled “Certain Relationships and Related Transactions,” below. Potential payments that may be made to all Named Executive Officers upon termination or a change of control, under certain assumptions, are set forth in the “2006 Potential Payments Upon Termination or Change of Control Table,” below.

These various change-of-control and severance-related provisions in the Company’s equity incentive plans, the individual severance agreements with Named Executive Officers (and other members of senior management) and the Employment Agreement with Dr. Lange, as well as the Company-wide group severance plan, are each intended to provide appropriate legal and contractual protection to Named Executive Officers and other employees in the event of a change-of-control transaction involving the Company, including the potential for resultant loss of employment. These provisions are also intended to retain and motivate Named Executive Officers and other employees, and allow the Company to remain competitive with companies with whom we may compete for talent.

Other Elements of Compensation and Perquisites

Medical, Life and Disability Insurance. As U.S.-based employees, the Named Executive Officers participate in a variety of health, welfare and paid time-off benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace, as well as ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. As a result, the Company provides to each Named Executive Officer and the Named Executive Officer’s spouse and children such medical insurance (including health, dental and optical insurance), as well as disability and/or life insurance, as the Company may from time to time make available to its other U.S.-based employees.

Perquisites. Dr. Lange’s Employment Agreement provides for him to receive certain perquisites, which are described in greater detail in the section entitled “Certain Relationships and Related Transactions” and in the “2006 Summary Compensation Table,” below. The primary purposes of these perquisites are to minimize distractions from Dr. Lange’s attention to Company business and allow him to devote additional time to Company business, as well as to facilitate his use of knowledgeable experts to assist with financial planning and related matters.

Tax Considerations

The Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain of the Company’s executives in excess of $1,000,000 non-deductible by the Company. The Compensation Committee has determined that stock option based compensation for the Company’s Named Executive Officers will generally qualify as “performance-based” compensation under Section 162(m) and be fully deductible for the year in which such stock options are exercised. To qualify as “performance-based” under Section 162(m), restricted stock units and cash compensation payments must be granted or made pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of such plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, who must certify that the performance goals were achieved before payments can be awarded.

While the Compensation Committee considers Section 162(m) in making its compensation decisions, the deductibility of compensation under Section 162(m) is not a definitive or dispositive factor in the Compensation Committee’s determination process. The Compensation Committee will monitor the level of compensation paid to the Company’s executive officers and may act in response to the provisions of Section 162(m).

2006 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to each Named Executive Officer for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)		Total ($)
Louis G. Lange, M.D., Ph.D Chairman and Chief Executive Officer	2006	$624,000	$262,500	$1,794,084	$1,058,297	$500,000	N/A	$89,171	(9)	$4,328,052

Daniel K. Spiegelman Senior Vice President and Chief Financial Officer	2006	312,000	82,500	272,213	447,464	110,000	N/A	15,000		1,239,177

Brent K. Blackburn, Ph.D Senior Vice President, Drug Discovery and Development	2006	312,000	82,500	272,213	447,464	130,000	N/A	15,000		1,259,177

David C. McCaleb Senior Vice President, Commercial Operations	2006	263,000	62,500	272,213	403,305	80,000	N/A	15,000		1,096,018

Tricia Borga Suvari, Esq. Senior Vice President, General Counsel and Secretary	2006	285,000	60,000	272,213	392,208	100,000	N/A	15,000		1,124,421

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan.

(2)	These bonus amounts reflect discretionary cash bonuses paid in February 2006 in connection with the receipt of regulatory approval of the Company’s lead product in January 2006, as described in greater detail in the section entitled “Compensation Discussion and Analysis,” above.

(3)	The Incentive Plan permits the granting of restricted stock units (“RSUs”) to eligible employees, including executives, and to certain consultants, at fair market value at the date of grant. The stock awards represent restricted stock units that generally vest in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock occurs on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the grant date. Total amounts disclosed represent stock-based compensation expense for 2006 as calculated under Statement of Financial Accounting Standard 123R, Share-Based Payment (“FAS 123R”). The Company’s RSUs are discussed in Note 12, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(4)

Each Named Executive Officer also received a grant of a stock appreciation right (“SAR”) in January 2005. These SAR grants were modified by the Board in January 2006, and are therefore included in the table above. These SAR grants are described below under the “2006 Outstanding Equity Awards at Fiscal

Year-End Table.” Total amounts disclosed include stock-based compensation expense for 2006 as calculated under FAS 123R. As of December 31, 2006, payments to date have been less than $0.1 million. The Company’s SAR grants are discussed in Note 12, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(5)	The Company’s stock-based compensation program includes incentive and non-statutory stock options. Total amounts disclosed include stock-based compensation expense for 2006 as calculated under FAS 123R. The Company’s option grants are discussed in Note 12, “Stock-Based Compensation,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(6)	Represents cash bonuses earned in 2006 to be paid in 2007, as discussed in greater detail in the section entitled “Compensation Discussion and Analysis,” above.

(7)	No Named Executive Officers participate in any qualified or non-qualified defined benefit plans sponsored by the Company, and the Company does not maintain any qualified or non-qualified defined benefit plans.

(8)	Under rules promulgated by the SEC, no perquisite amounts are shown for any Named Executive Officer if the aggregate perquisite amount for any individual Named Executive Officer did not exceed $10,000 in 2006. For 2006, the Company made a discretionary matching contribution to all eligible participants in the Company’s 401(k) plan in the form of cash and shares of common stock. All eligible participants in the 401(k) plan were allocated this matching contribution on January 8, 2007, with the number of shares being allocated to participants’ accounts based on the closing price of the common stock on that date (which was $13.10 per share). Each of Dr. Lange, Mr. Spiegelman, Dr. Blackburn, Mr. McCaleb and Ms. Suvari received a matching contribution of 1,145 shares of common stock (with a value on the allocation date of $14,999.50 based on the price per share on such date) and $0.50 in cash for fractional shares.

(9)	Includes $74,171 of perquisites for Dr. Lange. Under Dr. Lange’s Employment Agreement, Dr. Lange received reimbursement of $12,322 for the use of an automobile, $8,516 for financial and legal support and assistance expenses, and $30,000 for attorney’s fees incurred by him in connection with the negotiation of his Employment Agreement. In addition, the $30,000 reimbursement of legal fees was grossed-up by $23,333 to pay taxes.

2006 Grants Of Plan-Based Awards Table

The following table provides information concerning each grant of an award of stock options, restricted stock units or stock appreciation rights made to each Named Executive Officer for the year ended December 31, 2006. All grants listed below were awarded under the Incentive Plan. The Company does not have any estimated future payouts under any equity or non-equity incentive plan awards.

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ /Sh)(1)		Grant Date Fair Value of Stock and Option Award ($)(2)
Louis G. Lange, M.D., Ph.D	1/3/06		20,694	(3)					$511,763
	12/11/06		48,000	(4)					639,840
	12/11/06				36,000	(5)	$13.33		291,564
	1/31/06	(6)			131,250		N/A	(7)	466,288	(6)

Daniel K. Spiegelman	12/11/06		20,000	(4)					266,600
	12/11/06				15,000	(5)	$13.33		121,485
	1/31/06	(6)			56,250		N/A	(7)	199,838	(6)

Brent K. Blackburn, Ph.D	12/11/06		20,000	(4)					266,600
	12/11/06				15,000	(5)	$13.33		121,485
	1/31/06	(6)			56,250		N/A	(7)	199,838	(6)

David C. McCaleb	12/11/06		20,000	(4)					266,600
	12/11/06				15,000	(5)	$13.33		121,485
	1/31/06	(6)			56,250		N/A	(7)	199,838	(6)

Tricia Borga Suvari, Esq.	12/11/06		20,000	(4)					266,600
	12/11/06				15,000	(5)	$13.33		121,485
	1/31/06	(6)			56,250		N/A	(7)	199,838	(6)

(1)	Options are granted at an exercise price equal to the closing market price per share on the last trading day prior to the date of grant, in accordance with the definition of fair market value in the Company’s equity incentive plans. The closing market price per share on the last trading day prior to the grants listed in this column (December 8, 2006) was $13.33. There is no exercise price for RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU. No options were repriced or otherwise materially modified during 2006.

(2)	Represents fair value of the RSU, SAR or option as calculated pursuant to FAS 123R.

(3)	Pursuant to Dr. Lange’s Employment Agreement, the Company granted an RSU for 20,694 shares of its common stock to Dr. Lange on January 3, 2006, with quarterly vesting beginning December 22, 2005.

(4)	Consists of RSUs that vest in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the December 11, 2006 grant date.

(5)	Consists of options that vest in forty-eight (48) equal monthly installments beginning on the date of grant.

(6)

In January 2006, the Board modified the SARs originally granted to Named Executive Officers (and certain other officers) in January 2005. As so modified, in addition to receiving compensation equal to the amount, if any, by which the volume weighted average market price of the shares covered by the SAR exceeds the SAR base value for each SAR vested for the current year, the employee will also receive compensation, if any, equal to the amount(s), if any, settled and received in prior years. The Company expects to settle all amounts due under the SARs, if any, using shares of its common stock. The grant date fair value of the SAR shown above represents the total incremental increase in fair value of the unvested portion of the SAR as of the date of modification in January 2006, under FAS 123R.

(7)	SAR recipients are not required to pay an exercise price upon exercise of the SAR. Instead, when the SAR vests, the SAR recipient will receive compensation equal to the amount, if any, by which the volume weighted average market price of the shares covered by the SAR exceeds the SAR base value for each SAR vested. The SAR’s base value is a predetermined price of $26.45, which represents a 15% premium to the market price on the original grant date. As of December 31, 2006, payments to date were less than $0.1 million.

2006 Outstanding Equity Awards At Fiscal Year-End Table

The following table provides information on the stock options, restricted stock units and stock appreciation rights held by each Named Executive Officer as of December 31, 2006. The Company does not have any unearned equity incentive awards.

Name	Stock Awards								Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)		Option Expiration Date(2)
	Exercisable		Unexercisable
Louis G. Lange, M.D., Ph.D	74,500	(4)	—		$9.25		4/22/2008
	100,000	(4)	—		37.13		5/16/2010
	100,000	(4)	—		44.25		1/16/2011
	50,000	(4)	—		40.61		10/31/2011
	100,000	(4)	—		57.34		12/10/2011
	50,000	(4)	—		17.03		6/7/2012
	125,000	(4)	—		23.21		12/2/2012
	131,250	(5)	43,750	(5)	13.16		12/11/2013
	9,000	(5)	27,000	(5)	24.94		12/5/2015
	—		36,000	(5)	13.33		12/11/2016
									30,000	(6)	$418,800
									36,000	(7)	502,560
									120,623	(8)	1,683,897
									15,521	(9)	216,673
									48,000	(7)	670,080
	—		131,250	(10)	N/A	(11)	1/3/2009	(10)

Daniel K. Spiegelman	50,000	(4)	—		37.13		5/16/2010
	50,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	25,000	(4)	—		57.34		12/10/2011
	25,000	(4)	—		17.03		6/7/2012
	50,000	(4)	—		23.21		12/2/2012
	56,250	(5)	18,750	(5)	13.16		12/11/2013
	3,750	(5)	11,250	(5)	24.94		12/5/2015
	—		15,000	(5)	13.33		12/11/2016
									12,500	(6)	174,500
									15,000	(7)	209,400
									20,000	(7)	279,200
			56,250	(10)	N/A	(11)	1/3/2009	(10)

Brent K. Blackburn, Ph.D	10,000	(12)	—		9.00		10/27/2007
	25,000	(4)	—		9.25		4/22/2008
	25,000	(4)	—		5.81		2/19/2009
	35,000	(4)	—		37.13		5/16/2010
	50,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	35,000	(4)	—		57.34		12/10/2011
	25,000	(4)	—		17.03		6/7/2012
	50,000	(4)	—		23.21		12/2/2012
	56,250	(5)	18,750	(5)	13.16		12/11/2013
	3,750	(5)	11,250	(5)	24.94		12/5/2015
	—		15,000	(5)	13.33		12/11/2016
									12,500	(6)	174,500
									15,000	(7)	209,400
									20,000	(7)	279,200
	—		56,250	(10)	N/A	(11)	1/3/2009	(10)

David C. McCaleb	15,000	(13)	—		10.88		11/17/2007
	21,600	(14)	—		7.13		11/4/2008
	54,000	(4)	—		14.63		10/1/2009
	12,500	(4)	—		37.13		5/16/2010
	50,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	25,000	(4)	—		57.34		12/10/2011
	20,000	(4)	—		17.03		6/7/2012
	30,000	(4)	—		23.21		12/2/2012
	45,000	(5)	15,000	(5)	13.16		12/11/2013
	3,750	(5)	11,250	(5)	24.94		12/5/2015
	—		15,000	(5)	13.33		12/11/2016
									12,500	(6)	174,500
									15,000	(7)	209,400
									20,000	(7)	279,200
	—		56,250	(10)	N/A	(11)	1/3/2009	(10)

Name	Stock Awards								Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)		Option Expiration Date(2)
	Exercisable		Unexercisable

Tricia Borga Suvari, Esq.	75,000	(12)	—		34.13		5/15/2010
	10,000	(4)	—		44.25		1/16/2011
	25,000	(4)	—		40.61		10/31/2011
	25,000	(4)	—		57.34		12/10/2011
	20,000	(4)	—		17.03		6/7/2012
	30,000	(4)			23.21		12/2/2012
	37,500	(5)	12,500	(5)	13.16		12/11/2013
	3,750	(5)	11,250	(5)	24.94		12/5/2015
	—		15,000	(5)	13.33		12/11/2016
									12,500	(6)	$174,500
									15,000	(7)	$209,400
									20,000	(7)	$279,200
	—		56,250	(10)	N/A	(11)	1/3/2009	(10)

(1)	Options are granted at an exercise price equal to the closing market price per share on the last trading day prior to the date of grant, in accordance with the definition of fair market value in the Company’s equity incentive plans. There is no exercise price for RSUs or SARs.

(2)	Options expire ten (10) years from the date of grant.

(3)	Amounts shown are based on the fair market value of the Company’s common stock at December 29, 2006, the last trading day of 2006, which was $13.96 per share.

(4)	Each of the options vests as follows: twenty percent (20%) of the shares subject to the option vest on the first anniversary of the grant date; the remaining shares vest at the rate of 1.667% of the shares subject to the option per month for the next twenty four (24) months and at the rate of 3.333% of the shares subject to the option for the next twelve (12) months.

(5)	Each of the options vests in forty-eight (48) equal installments beginning on the date of the grant.

(6)	Each RSU vests in forty-eight (48) equal monthly installments beginning on the date of grant, except that vesting will accelerate if a performance milestone relating to the achievement of product revenues is satisfied. Distribution of vested shares of common stock will occur on the two (2)-year, three (3)-year and four (4)-year anniversaries of the January 2005 grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(7)	Each RSU vests in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(8)

In accordance with Dr. Lange’s Employment Agreement, 20,169 shares of this RSU grant vested effective December 22, 2005; the remaining RSUs vest quarterly over four (4) years starting on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the effective date.

(9)

In accordance with Dr. Lange’s Employment Agreement, 6.25% of the shares of this RSU grant vest at the end of each three (3)-month period beginning on the vesting commencement date (rounding up to the nearest whole share). Distribution of vested shares of common stock will occur on the one (1)-year anniversary of each quarterly vesting date, such that 100% of the shares of common stock subject to the RSU are vested on the fourth (4th) anniversary of the effective date.

(10)

Represents the number of SARs unvested as of December 31, 2006, not the number of shares of common stock underlying the SAR awards. The SARs vest annually over four (4) years and are automatically exercised upon each vesting date. When an award vests, employees will receive compensation equal to the amount, if any, by which the volume weighted average market price of the shares covered by the SAR exceeds the SAR base value for each SAR vested. The SAR base value is a predetermined strike price of $26.45, which represented a 15% premium to the market price on the original grant date. The Company currently expects to settle all amounts due under the SARs, if any, using shares of its common stock. The last quarter of the SARs expire on the fourth (4th) year anniversary of the date of grant. As of December 31, 2006, payments to date were less than $0.1 million.

(11)	SAR recipients are not required to pay an exercise price upon exercise of the SAR. Instead, when the SAR vests, the SAR recipient will receive compensation, if any, calculated with reference to the SAR’s base value, which is a predetermined price of $26.45, representing a 15% premium to the market price on the grant date. As of December 31, 2006, payments to date were less than $0.1 million

(12)	24% of the shares subject to the option vest on the one (1)-year anniversary of the vesting commencement date and the remaining shares subject to the option vest at the rate of 2% per month thereafter.

(13)	1/12 of the shares subject to the option vest monthly from the vesting commencement date over a period of twelve (12) months. This option was granted to Mr. McCaleb when he was a consultant to the Company.

(14)	100% of the shares subject to the option are vested and exercisable on the option grant date. This option was granted to Mr. McCaleb when he was a consultant to the Company.

2006 Option Exercises And Stock Vested Table

The following table provides information on each exercise, distribution or settlement of stock options, restricted stock units or stock appreciation rights, and each vesting of stock, including restricted stock units and stock appreciation rights, for each Named Executive Officer for the year ended December 31, 2006.

Name	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Distribution (#)		Value Realized on Distribution ($)(2)
Louis G. Lange, M.D., Ph.D	282	(3)	$6,982	(4)
					12,000	(5)	$154,080
	25,000	(6)	43,500
					20,169	(7)	275,710

Daniel K. Spiegelman	121	(3)	2,996	(4)
					5,000	(5)	64,200

Brent K. Blackburn, Ph.D	121	(3)	2,996	(4)
					5,000	(5)	64,200

David C. McCaleb	121	(3)	2,996	(4)
					5,000	(5)	64,200
	10,000	(6)	71,650

Tricia Borga Suvari, Esq.	121	(3)	2,996	(4)
					5,000	(5)	64,200

(1)	Value realized is based on the fair market value of the Company’s common stock on the date of exercise (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) minus the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

(2)	Value realized is based on the fair market value of the Company’s common stock on the date of distribution without taking into account any taxes that may be payable in connection with the transaction.

(3)	Consists of the gross number of shares of common stock that were earned in 2006 underlying the vested SAR award, without taking into account any taxes that may be payable in connection with the transaction.

(4)

For purposes of the SAR payout on the first (1st) anniversary of the grant date (which first payout was prior to the Board-approved modification to the SAR terms in January 2006 described in the “2006 Grants of Plan-Based Awards Table”), the payment amount on the January 2006 settlement date equaled the excess of the Company’s stock price on the settlement date over the $26.45 base exercise price. The Company’s stock price was calculated based on the volume-weighted average price over the preceding one (1)-year measurement period prior to the automatic exercise date.

(5)	Represents distribution of vested shares of common stock under the RSUs which vest in forty-eight (48) equal monthly installments beginning on the date of grant. Distribution of vested shares of common stock will occur on the one (1)-year, two (2)-year, three (3)-year and four (4)-year anniversaries of the grant date. There is no exercise price for these RSU grants. Upon payout, the Named Executive Officer is entitled to receive one (1) share of common stock for each one (1) RSU.

(6)	Represents options exercised during the fiscal year ended December 31, 2006.

(7)	Under Dr. Lange’s Employment Agreement, 20,169 shares of the RSU grant vested as of the effective date of December 22, 2005. Distribution of vested shares of common stock occurred on the one (1)-year anniversary of the grant date.

Pension Benefits

No Named Executive Officer participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company, and the Company does not presently sponsor any such defined benefit plans.

2006 Nonqualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified for each Named Executive Officer for the year ended December 31, 2006. The only relevant plan is the Company’s Long-Term Incentive Plan, which is described in greater detail below.

Name	Executive Contributions in 2006 ($)(1)	Registrant Contributions in 2006 ($)(1)	Aggregate Earnings in 2006 ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2006 ($)(1)
Louis G. Lange, MD, PhD	$—	$—	$37,099	$—	$293,107
Daniel K. Spiegelman	—	—	13,520	—	123,179
Brent K. Blackburn, PhD	—	—	3,181	—	93,904
David C. McCaleb	—	—	13,899	—	103,723
Tricia Borga Suvari, Esq.	—	—	10,397	—	103,345

(1)	To date, the only contribution to the Long-Term Incentive Plan has been a Company contribution in 2003, of which 10% vested in January 2004, 20% vested in January 2005 and 70% vested in January 2006, in accordance with the vesting schedule described below. Under the terms of the plan, base salary and bonus deferrals are not permitted as of the effective date; however, the Board may, at any time or from time to time amend the plan to permit such deferrals. With respect to any Company contribution under the plan, each Named Executive Officer’s individual amount (as well as any other participant’s individual amount) is subject to vesting based on continued service to the Company, in accordance with the following schedule set forth in the plan: 10% vests on the one (1)-year anniversary of the date the Company contribution is credited; 20% vests on the two (2)-year anniversary of the date the Company contribution is credited; and 70% vests on the three (3)-year anniversary of the date the Company contribution is credited. Solely for recordkeeping purposes, the plan administrator established a contribution account for each participant, which is credited with the contributions made by such participant or on her or his behalf by the Company. The contribution account is further credited or charged with the hypothetical or deemed investment earnings and losses based on hypothetical investment elections made by the participant with respect to his or her contribution account, on a form designated by the plan administrator, from among the investment funds selected by the plan administrator. All Company contributions are distributable only upon certain specified future events, such as the participant’s retirement, disability, death, or termination of employment with the Company, the participant’s election of an in-service distribution or a change of control of the Company, pursuant to the terms of the plan.

2006 Potential Payments Upon Termination Or Change Of Control Table

The following table provides potential payments that may be made to each Named Executive Officer upon termination or a change of control as defined and pursuant to individual agreements. The amounts shown in the table below assume that the executive was terminated on December 31, 2006 and that the effective date of the change of control was December 31, 2006, and do not include amounts in which the Named Executive Officer had already vested as of December 31, 2006. The amounts shown below are hypothetical payments calculated using the assumptions required under applicable regulations, and do not represent actual payments to any Named

Executive Officer. The actual compensation to be paid can only be determined at the time of a Named Executive Officer’s termination of employment or upon a change of control, as applicable. In the table below, “N/A” indicates that there is no applicable payment.

Name	Benefit	Before Change of Control: Termination w/o Cause or for Good Reason		After Change of Control: Termination w/o Cause or for Good Reason		Voluntary Termination	Death		Disability
Louis G. Lange, M.D., Ph.D (1)	Severance payments	$1,248,000		$1,248,000	(2)	N/A	$1,248,000		$1,248,000
	Bonus payments	1,428,267	(3)	1,428,267	(2)	N/A	1,428,267	(4)	1,428,267	(5)
	Health benefits	23,885	(6)	32,360	(2)	N/A	—	(4)	23,885	(5)
	Equity acceleration	1,235,639	(7)	3,572,787	(8)	N/A	1,235,639	(4)	1,235,639	(5)
	Gross up payment for excise tax	—	(9)	—	(9)	N/A	—	(9)	—	(9)
Daniel K. Spiegelman	Severance payments	N/A		468,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		247,500	(11)	N/A	N/A		N/A
	Health benefits	N/A		24,299	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		697,450	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A
Brent K. Blackburn, Ph.D	Severance payments	N/A		468,000	(10)	N/A	N/A		N/A
	Bonus payments	N/A		247,500	(11)	N/A	N/A		N/A
	Health benefits	N/A		24,299	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		697,450	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A
David C. McCaleb	Severance payments	N/A		394,500	(10)	N/A	N/A		N/A
	Bonus payments	N/A		187,500	(11)	N/A	N/A		N/A
	Health benefits	N/A		19,679	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		694,450	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A
Tricia Borga Suvari, Esq.	Severance payments	N/A		427,500	(10)	N/A	N/A		N/A
	Bonus payments	N/A		180,000	(11)	N/A	N/A		N/A
	Health benefits	N/A		24,299	(12)	N/A	N/A		N/A
	Equity acceleration	N/A		692,450	(8)	N/A	N/A		N/A
	Gross up payment for excise tax	N/A		—	(13)	N/A	N/A		N/A

(1)	Dr. Lange’s minimum base salary pursuant to his Employment Agreement was $624,000 per year effective January 1, 2006, and may be increased by the Compensation Committee from time to time as described in the section entitled “Certain Relationships and Related Transactions – CEO Employment Agreement,” below. The Employment Agreement has an eight (8)-year term, provided that either the Company or Dr. Lange may terminate his employment at any time and for any reason. In the event of such a termination by the Company without cause or by Dr. Lange for good reason, or if Dr. Lange’s employment with the Company ceases due to his death or disability, the Company is required to make a severance payment to Dr. Lange (or his beneficiaries) in the amount of 200% of his base salary, in a lump sum. The Employment Agreement provides that as consideration for the severance payments, Dr. Lange agrees to be bound by a non-solicitation covenant for a period of one (1) year after termination of employment, a non-disparagement covenant for a period of one (1) year after termination of employment, and a confidentiality covenant.

(2)	Includes all payments defined in the column entitled “Before Change of Control: Termination without Cause or for Good Reason” plus the extension of health benefit premiums paid by the Company for Dr. Lange and his family from 18 months to 24 months following a change of control of the Company. The contracts for medical, dental and vision are from January 1, 2007 to December 31, 2007. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA.

(3)	In the event of such a termination by the Company without cause or by Dr. Lange for good reason (including a termination by reason of Dr. Lange’s death or disability), under the Employment Agreement the Company is required to make a severance payment, in a lump sum, to Dr. Lange in the amount of 200% of his average annual bonus (with such average annual bonus to be calculated based on the annual bonuses received by Dr. Lange in the three (3) full calendar years prior to the year in which such termination occurs), and a pro rata amount of his target annual bonus for the year in which such termination occurs. In 2006, Dr. Lange’s target annual bonus was 90% of his base salary.

(4)	The amounts shown in the column entitled “Death” include all payments in the column entitled “Before Change of Control: Termination Without Cause or for Good Reason” except health benefits.

(5)	The amounts shown in the column entitled “Disability” include all payments in the column entitled “Before Change of Control: Termination Without Cause or for Good Reason.”

(6)	Under the Employment Agreement with Dr. Lange, the Company will continue to pay health benefit premiums for Dr. Lange and his family for 18 months (or, if such termination occurs within 18 months following a change of control, 24 months) following such termination. The contracts for medical, dental and vision are from January 1, 2007 to December 31, 2007. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA.

(7)	In connection with a termination of Dr. Lange’s employment with the Company without cause or for good reason, all of his outstanding options to purchase common stock will vest in full, his RSU grants will continue to vest for an additional twelve (12) months and the time during which Dr. Lange may exercise certain of his options will be extended. The value realized upon acceleration is calculated based on the intrinsic value of the option or RSU as of December 31, 2006.

(8)	In the event of a change of control of the Company, under the Incentive Plan, each outstanding stock award shall, automatically and without further action by the Company, become fully vested and/or exercisable with respect to all of the shares of common stock subject thereto, and all shares of common stock subject to outstanding RSUs shall be distributed to holders thereof, no later than five (5) business days before the closing of such change of control. In addition, to the extent permitted by law, any surviving corporation or acquiring corporation in a change of control may assume any such stock awards outstanding under the Incentive Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the change of control) for those outstanding under the Incentive Plan. In the event any surviving corporation or acquiring corporation does not assume such stock awards or substitute similar stock awards for those outstanding under the Incentive Plan, then the stock awards shall terminate if not exercised at or prior to the closing of the change of control. The value realized upon acceleration is calculated based on the intrinsic value of the option or RSU as of December 31, 2006.

(9)	The Company is obligated to make a gross-up payment to Dr. Lange in the event that the severance payment is subject to excise taxes. Based on the calculations above, no severance payment is subject to excise tax.

(10)	In the event of termination of employment by the Company without cause or for good reason (including a termination by reason of death or disability), the Company is required to make a severance payment to the Named Executive Officer (or his or her beneficiaries) in the amount of 18 months worth of base salary, in a lump sum. Such benefits will terminate immediately if the Named Executive Officer, at any time, violates any proprietary information or confidentiality obligation of the Company. For purposes of the amounts shown above, the calculation is based on the base salary amount for 2006 for each Named Executive Officer.

(11)	In the event of such a termination of employment by the Company without cause or for good reason (including a termination by reason of death or disability), the Company is required to make a severance payment, in a lump sum, in the amount of 150% of the bonus paid in the year immediately preceding the effective date of the change of control of the Company. For purposes of the amounts shown above, the calculation is based on the annual discretionary cash bonus amount for 2006 (paid in 2007) for each Named Executive Officer, and does not reflect discretionary cash bonuses paid in February 2006 in connection with the receipt of regulatory approval of the Company’s lead product in January 2006.

(12)	The Company will continue to pay health benefit premiums for the Named Executive Officer and his or her family for 18 months (following a change of control) following such termination. The contracts for medical, dental and vision are from January 1, 2007 to December 31, 2007. The costs reflected in the table above include the full premium plus a 2% administrative fee for COBRA, except in the case of the amount shown for Mr. McCaleb, which only reflects the insurance premium because Mr. McCaleb is on an individual policy which is not COBRA-eligible.

(13)	The Company is obligated to make a gross-up payment to the Named Executive Officer in the event that the severance payment is subject to excise taxes. Based on the calculations above, no severance payment is subject to excise tax.

Director Compensation

Cash Compensation

During the fiscal year ended December 31, 2006, the Company’s non-employee directors received an annual retainer of $10,000 and a payment of $5,000 per meeting for each of the regularly scheduled meetings of the Board attended (or $500 if attendance was by telephone). Members of the Audit, Compensation and Nominating and Governance Committees receive an additional annual retainer of $5,000 for each committee on which the member serves, except that the chair of each of the Audit, Compensation and Nominating and Governance Committees receives an additional annual retainer of $10,000. Directors are also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. For each Board member, the aggregate total annual retainer owed to such Board member is paid in quarterly installments each year. Dr. Lange is not separately compensated for his services as a director.

Equity Compensation

Historically, each of the Company’s non-employee directors received stock option grants to purchase shares of common stock under the Directors’ Plan, which was terminated with Board and stockholder approval in 2005, as described in the section entitled “Proposal 2—Specifics Regarding this Proposal 2,” above. No options were granted under the Directors’ Plan during the fiscal year ended December 31, 2006.

In 2005, the Company instituted its Non-Employee Director Equity Compensation Policy (the “Director Equity Policy”), under which the Company’s non-employee directors automatically receive grants of stock awards under the Incentive Plan. However, options outstanding at the time of such termination remained outstanding under the Directors’ Plan.

Under the Director Equity Policy, all non-employee directors of the Company receive option grants on the same terms and conditions as those previously set forth in the Directors’ Plan. Specifically, commencing after the Company’s 2005 Annual Meeting held on May 26, 2005, and with respect to each annual meeting of stockholders at which directors are elected thereafter, each non-employee director initially elected to be a non-employee director by the Board or stockholders will, upon such initial election, automatically be awarded an option to purchase 25,000 shares of common stock with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant (the “Initial Option”). Additionally, each annual meeting of stockholders at which directors are elected thereafter, each existing non-employee director will automatically be awarded an option to purchase 7,500 shares of common stock (the “Annual Replenishment Option”) with an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant. Grants of stock awards to the Company’s non-employee directors are made under the Incentive Plan.

Each Initial Option and Annual Replenishment Option is a nonstatutory stock option subject to the terms and conditions of the Incentive Plan. Each Initial Option vests at the rate of 1/36th per month over thirty six (36) months from the date of grant of the Initial Option, and each Annual Replenishment Option vests at the rate of 1/12th per month over twelve (12) months from the date of grant. Furthermore, Initial Options and Annual

Replenishment Options vest only during the optionholder’s Continuous Service (as defined in the Incentive Plan); provided, however, that the Compensation Committee has the power to accelerate the time during which an option granted under the Director Equity Policy may vest or be exercised.

Initial Options and Annual Replenishment Options terminate upon the earlier of (i) ten (10) years after the date of grant or (ii) six (6) months after the date of termination of the optionholder’s Continuous Service (or such longer or shorter period as the Compensation Committee may specify), or, if the termination of Continuous Service is due to the optionholder’s death, eighteen (18) months after the date of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution (or such longer or shorter period as the Compensation Committee may specify).

During the fiscal year ended December 31, 2006, Annual Replenishment options to acquire 7,500 shares of common stock at an exercise price of $15.60 per share were granted to each non-employee member of the Board under the Incentive Plan, in accordance with the Director Equity Policy . Dr. Davie was appointed as a director of the Company on January 13, 2006. In connection with his appointment as a director, as provided under the Director Equity Policy, on January 13, 2006, Dr. Davie received an option grant of 25,000 shares of common stock with an exercise price of $24.69 per share, equal to one hundred percent (100%) of the fair market value (as defined in the Incentive Plan) on the date of grant.

2006 Director Compensation Table

The following table provides information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2006. In the table below, “N/A” indicates that there is no applicable payment.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Santos J. Costa	$40,000	N/A	$68,408	N/A	N/A	N/A	$108,408
Joseph M. Davie, MD, PhD	29,882	N/A	160,941	N/A	N/A	N/A	190,823
Thomas L. Gutshall	35,000	N/A	68,408	N/A	N/A	N/A	103,408
Peter Barton Hutt, Esq.	30,000	N/A	68,408	N/A	N/A	N/A	98,408
Kenneth B. Lee Jr.	40,500	N/A	68,408	N/A	N/A	N/A	108,908
Barbara J. McNeil, MD, PhD	45,000	N/A	68,408	N/A	N/A	N/A	113,408
Thomas E. Shenk, PhD	35,000	N/A	150,911	N/A	N/A	N/A	185,911

(1)	See the section entitled “Director Compensation – Cash Compensation,” above, for a description of the cash compensation program for the Company’s non-employee directors during the fiscal year ended December 31, 2006. Amounts earned in one year and paid in the following year are, for purposes on this table only, accounted for in the year earned.

(2)

Total amounts disclosed represent stock-based compensation expense for 2006 as calculated under FAS 123R. See “Note 12—Stock-Based Compensation” in the Notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for a description of how FAS 123R compensation expense is calculated. See the section entitled “Director Compensation—Equity Compensation,” above, for a description of the Company’s Director Equity Policy and the specific terms of the stock options granted to the Company’s non-employee directors during the fiscal year ended December 31, 2006. The grant date fair value of option awards granted in 2006 is as follows: $71,884 for Mr. Costa, $445,469 for Dr. Davie, $71,884 for Mr. Gutshall, $71,884 for Mr. Hutt, $71,884 for Mr. Lee, $71,884 for Dr. McNeil and $71,884 for Dr. Shenk. The aggregate number of stock option awards outstanding as of December 31, 2006 is as follows: 62,500 shares for Mr. Costa, 32,500 shares for Dr. Davie, 70,000 for Mr. Gutshall, 70,000 for Mr. Hutt, and 62,500 for Mr. Lee, 62,500 for Dr. McNeil and 40,000 for Dr. Shenk. There were no options that were repriced or otherwise materially modified during 2006. There were no option forfeitures.

(3)	None of the Company’s non-employee directors received any “perquisites” during 2006.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently has two (2) equity compensation plans that have been approved by stockholders: the Incentive Plan and the Employee Stock Purchase Plan. The Company historically has had two (2) equity compensation plans that have not been approved by stockholders: the 2000 Nonstatutory Incentive Plan and the 2004 Employment Commencement Incentive Plan. The 2000 Nonstatutory Incentive Plan was adopted before the current rules requiring stockholder approval of all equity plans went into effect, and was terminated in May 2004 as to any further grants thereunder, as described in the section entitled “Proposal 2—Specifics Regarding this Proposal 2,” above. The 2004 Employment Commencement Incentive Plan was approved by the Board in December 2004 to provide for the grant of stock awards which are intended to be stand-alone inducement awards as permitted pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). Only newly hired employees who have not previously been an employee or director of the Company or an affiliate, or following a bona fide period of non-employment with the Company or an affiliate, are eligible to participate in the 2004 Employment Commencement Incentive Plan.

The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options and RSUs and the number of securities remaining available for future issuance under all of the Company’s equity compensation plans, at April 4, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (2)	5,290,996		$27.68	832,106	(3)
Equity Compensation Plans Not Approved by Security Holders	4,056,738		$23.86	45,910

Total	9,347,734	(4)	$25.69	878,016

(1)	Represents the weighted average exercise price for options only. There is no exercise price for the RSU grants.

(2)	Information for the Employee Stock Purchase Plan approved by stockholders is included only in the column entitled “Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans.” As of April 4, 2007, the Company has a total of 189,611 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	Shares issued to settle the SARs come out of these shares available for future issuance under the Incentive Plan approved by stockholders. The gross number of shares of common stock earned in 2006 underlying the vested SAR award, without taking into account any taxes that may be payable, was a total of 4,464 shares. To date, the Company has settled and issued, net of taxes, a total of 2,657 shares of stock related to the SARs and their settlement.

(4)	The aggregate total outstanding awards consist of a total of 7,832,503 options, a total of 1,388,898 unvested RSUs, and a total of 126,333 RSUs that are vested but unissued. As of April 4, 2007, the weighted average remaining term of options outstanding is 5.97 years.

For a brief description of the material features of all of the Company’s equity compensation plans, please see “Note 11—Stockholders’ Equity” to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

REPORT OF THE COMPENSATION COMMITTEE*

The Compensation Committee of the Board has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the “Compensation Discussion and Analysis,” the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

From the 2006 members of the Compensation Committee of the Board:

Santo J. Costa (Chair)

Kenneth B. Lee, Jr.

Joseph M. Davie, M.D., Ph.D.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee of the Board is composed of independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and Rule 10A-3 of the Exchange Act, and operates under a written Audit Committee charter adopted by the Board, which is available in the “Investors” section of the Company’s website at www.cvt.com. During the fiscal year ended December 31, 2006, the members of the Audit Committee were Thomas L. Gutshall, Kenneth B. Lee, Jr. and Barbara J. McNeil, M.D., Ph.D. The Audit Committee recommends to the Board the selection of the Company’s independent registered public accounting firm.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for reporting on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and for providing its own report on the effectiveness of internal control over financial reporting. The independent registered public accounting firm is also responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the accounting and financial reporting processes of the Company and the audits of the internal controls and financial statements of the Company pursuant to the Audit Committee’s written charter.

In this context, the Audit Committee has met and held many discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. For the fiscal year ended December 31, 2006, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management. The Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC and other applicable regulations. The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which written disclosures state that Ernst & Young LLP are independent certified public accountants with respect to the Company within the meaning of the federal securities laws and the rules and regulations thereunder, and the Audit Committee discussed with Ernst & Young LLP that firm’s independence.

The Committee discussed with the Company’s management and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee meets with the Company’s management and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, Ernst & Young LLP’s evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

From the 2006 members of the Audit Committee of the Board:

Kenneth B. Lee, Jr. (Chair)

Thomas L. Gutshall

Barbara J. McNeil, M.D., Ph.D.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Severance and Change-of-Control Agreements

As noted in the section entitled “Compensation Discussion and Analysis,” above, the Company has entered into executive severance arrangements in the Employment Agreement with Dr. Lange (discussed in the next section below), as well as executive severance agreements with each of its other Named Executive Officers. In addition, the Company has in place severance agreements for officers who are not Named Executive Officers, and a severance plan covering all of the Company’s full-time employees. All of the foregoing agreements, and the Company-wide severance plan, were approved by the Board.

The executive severance agreements with each Named Executive Officer (other than the Chairman and Chief Executive Officer) provide that, in connection with a change of control of the Company (as defined in the agreements), all outstanding stock options held by the Named Executive Officer shall automatically become fully vested and exercisable.

In addition, under the severance agreements with each of the Company’s Named Executive Officers (other than the Chairman and Chief Executive Officer), in addition, if the Named Executive Officer’s employment with the Company is terminated without cause or the Named Executive Officer is constructively terminated within thirteen (13) months following a change of control of the Company, the Named Executive Officer is entitled to receive additional severance benefits, including the following: payments derived from the Named Executive Officer’s base salary at the time of termination and derived from the Named Executive Officer’s annual bonus (if any) in the year prior to the change of control; continued health benefits; and in the event that any benefits would be subject to the excise tax imposed by Section 4999 of the Code, an additional gross-up payment sufficient to cover all excise taxes on such benefits as well as all taxes on the gross-up payment itself. Such benefits will terminate immediately if the Named Executive Officer, at any time, violates any proprietary information or confidentiality obligation of the Company.

CEO Employment Agreement

As noted in the section entitled “Compensation Discussion and Analysis,” above, in December 2005, the Company entered into the Employment Agreement with its Chairman and Chief Executive Officer. The Employment Agreement provides that Dr. Lange serves as the Company’s Chairman of the Board, Chief Executive Officer and Chief Science Officer. The Employment Agreement supersedes Dr. Lange’s prior executive severance agreement, and was approved by the Board.

Base Salary, Bonus, and Long-Term Incentive and Equity Compensation Awards

Under the Employment Agreement, the Company has agreed that it shall continue compensating Dr. Lange while he is employed as Chief Executive Officer in the same manner that it has done during his past and present employment with the Company. While the general approach to Dr. Lange’s base salary is as described above, the Employment Agreement further provides that Dr. Lange is to receive a minimum annual salary of $600,000 per year (to be increased to $624,000 per year effective January 1, 2006), and that the Compensation Committee shall review Dr. Lange’s base salary in relation to the Company’s peer group and Dr. Lange’s principal peers, and in relation to his performance; as a result of these evaluations the Compensation Committee may increase Dr. Lange’s base salary from time to time above the minimum.

The Employment Agreement provides that the Company shall continue compensating Dr. Lange while he is employed as Chief Executive Officer in the same manner that it has done during his past and present employment with the Company, and that the Compensation Committee shall review and set Dr. Lange’s annual bonus compensation in relation to the Company’s peer group and the executive’s principal peers, and in relation to the Company’s and his performance, provided that the target annual bonus set for Dr. Lange during the term of the Employment Agreement shall be no less favorable than the target annual bonus for Dr. Lange as of the December 2005 effective date of the Employment Agreement.

Under the Employment Agreement, Dr. Lange is eligible to be granted long-term incentive and equity compensation awards in the discretion of the Compensation Committee and the Board based upon the Compensation Committee’s evaluation of his performance and market and peer compensation. In addition to any such discretionary awards, if any, in connection with the execution of the Employment Agreement and as provided therein on December 22, 2005, the Company granted Dr. Lange certain restricted stock unit awards, which are described in greater detail in the “2006 Outstanding Equity Awards at Fiscal Year-End Table,” above.

Term, Termination, Severance and Change of Control

The Employment Agreement has an eight (8)-year term, provided that either the Company or Dr. Lange may terminate his employment at any time and for any reason. In the event of such a termination by the Company without Cause or a resignation by Dr. Lange for Good Reason (as these terms are defined in the Agreement), or if Dr. Lange’s employment with the Company ceases due to his death or disability, the Company is required to make severance payments to Dr. Lange (or his beneficiaries) derived from his base salary and from his average annual bonus (as calculated based on the annual bonuses he received in the three (3) full calendar years prior to the year of termination) as well as a pro rata amount of his target annual bonus for the year of termination, the Company will pay health benefit premiums for Dr. Lange and his family for a specified period, and Dr. Lange is entitled to certain specified additional equity-related benefits (which relate to full vesting of his outstanding stock options, longer periods of exercisability for his stock options, and specified additional vesting as to his RSU grants). In the event that any benefits under the Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code, the Company shall make an additional gross-up payment sufficient to cover all excise taxes on such benefits as well as all taxes on the gross-up payment itself. The Employment Agreement provides that as consideration for the severance payments, Dr. Lange agrees to be bound by a non-solicitation covenant for a period of one (1) year after termination of employment, a non-disparagement covenant for a period of one (1) year after termination of employment, and a confidentiality covenant.

In addition, if Dr. Lange’s employment with the Company ceases within 18 months after a change of control of the Company (as defined in the Employment Agreement) as a result of a termination of employment by the Company without cause or a resignation by Dr. Lange for good reason, then Dr. Lange receives all of the benefits described above, except that the Company will continue to pay health benefit premiums for a longer period, and in the event of any such specified cessation of employment at any time after a change of control of the Company, then Dr. Lange receives all of the foregoing benefits and all stock options, restricted stock and other equity compensation granted to Dr. Lange on or after the change of control shall immediately accelerate vesting as to 100% of the covered shares.

Additional Benefits

During the term of the Employment Agreement Dr. Lange is entitled to receive from the Company reimbursement, as specified, relating to expense reimbursement, an automobile allowance, reimbursement for financial, legal and IT support and assistance expenses of up to $25,000 annually, and a specified amount of supplemental long-term disability insurance . In addition, the Company agreed to reimburse Dr. Lange up to a specified amount for reasonable attorney’s fees he incurred in connection with the negotiation of the Employment Agreement. These amounts are described in greater detail in the “2006 Summary Compensation Table,” above.

Ernst & Young LLP

Kenneth B. Lee, Jr., who was appointed to the Board and the Audit Committee of the Board in January 2002, was a partner at Ernst & Young LLP until December 31, 2001. Ernst & Young LLP has audited the Company’s consolidated financial statements since its inception and has been selected by the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. While at Ernst & Young LLP, Mr. Lee was the partner in charge of auditing the Company’s financial statements prior to

1995. Prior to appointing Mr. Lee to the Board and to the Audit Committee, the Board determined that Mr. Lee’s prior relationship with Ernst & Young LLP would not hinder their respective independence or ability to act in the best interests of the Company and its stockholders, Mr. Lee’s ability to serve on the Board and the Audit Committee, or Ernst & Young LLP’s ability to serve as the Company’s independent registered public accounting firm. In addition, the Board has determined that Mr. Lee satisfies the independence requirements for board members under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and also satisfies the independence requirements for members of the Audit Committee under Rule 10A-3(b)(1) of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2006, the following individuals served on the Compensation Committee: Santo J. Costa, Kenneth B. Lee, Jr. and Joseph M. Davie, M.D., Ph.D. There are and were no interlocking relationships between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

/s/ Tricia Borga Suvari
Tricia Borga Suvari
Senior Vice President, General Counsel and Secretary

April 25, 2007

APPENDIX A

CV Therapeutics, Inc.

2000 EQUITY INCENTIVE PLAN

Adopted March 31, 2000

Approved by Stockholders May 16, 2000

Amended and Restated by the Board of Directors February 25, 2002

Amended and Restated by the Board of Directors April 15, 2002

Approved by Stockholders June 7, 2002

Amended and Restated by the Board of Directors October 30, 2002

Amended and Restated by the Board of Directors April 1, 2004

Approved by Stockholders May 26, 2004

Amended and Restated by the Board of Directors September 22 and 23, 2004

Amended and Restated by the Board of Directors February 1, 2005

Amended and Restated by the Board of Directors April 12, 2005

Approved by Stockholders May 26, 2005

Amended and Restated by the Board of Directors April 11, 2007

Amended and Restated by the Board of Directors April 22, 2007

I.    PURPOSES.

A.    Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

B.    Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) rights to acquire Restricted Stock and Restricted Stock Units and (iv) Stock Appreciation Rights.

C.    General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

II.    DEFINITIONS.

A.    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

B.    “Board” means the Board of Directors of the Company.

C.    “Code” means the Internal Revenue Code of 1986, as amended.

D.    “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection III(C).

E.    “Common Stock” means the common stock of the Company.

F     “Company” means CV Therapeutics, Inc., a Delaware corporation.

G.    “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the

Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

H.    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company or an Affiliate. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

I.    “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

J.    “Director” means a member of the Board of Directors of the Company.

K.    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

L.    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

M.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

N.    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

1. If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

2. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

O.    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

P.    “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

Q.    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

R.    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

S.    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

T.    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

U.    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

V.    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

W.    “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

X.    “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Section 162(m) Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), net losses, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group; corporate or individual goals relating to the Company’s research, development, clinical, regulatory, operational, marketing or compliance programs. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Section 162(m) Participant.

Y.    “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Section 162(m) Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Z.    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Section 162(m) Participant’s right to, and the payment of, a Stock Award the vesting of which is based on the attainment of Performance Goals.

AA.    “Plan” means this CV Therapeutics, Inc. 2000 Equity Incentive Plan.

BB.    “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section VII that is subject to certain restrictions and to risk of forfeiture.

CC.    “Restricted Stock Unit” means a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section VII.

DD.    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

EE.    “Section 162(m) Participant” shall mean any Employee designated by the Board as an Employee whose compensation for the fiscal year in which the Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

FF.    “Securities Act” means the Securities Act of 1933, as amended.

GG.    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section VII to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such number of shares of Common Stock on the date the SAR was granted, or such other amount as may be determined by the Committee and as set forth in the applicable Stock Award Agreement.

HH.    “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock, Restricted Stock Unit and a Stock Appreciation Right.

II.    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

JJ.    Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.    ADMINISTRATION.

A.    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection III(C).

B.    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

1. To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

2. To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

3. To amend the Plan or a Stock Award as provided in Sections XI and XII.

4. To terminate or suspend the Plan as provided in Section XIII.

5. Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

C.    Delegation to Committee.

1. General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

2. Committee Composition. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

D.    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV.    SHARES SUBJECT TO THE PLAN.

A.    Share Reserve. Subject to the provisions of Section XI relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the sum of (i) eight million eight hundred fifty thousand (8,850,000) shares of Common Stock, (ii) that number of shares of Common Stock remaining available for issuance as of March 29, 2004 under the CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan (the “Nonstatutory Plan”) (not to exceed 404,685 shares of Common Stock); (iii) that number of shares of Common Stock that after March 29, 2004 again become available for issuance under the Nonstatutory Plan under Section 4(b) thereof as a result of stock awards granted thereunder before March 29, 2004 expiring or terminating without having been exercised in full; (iv) that number of shares of Common Stock remaining available for issuance as of March 31, 2005 under the CV Therapeutics, Inc. Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (not to exceed 20,335 shares of Common Stock) and (v) that number of shares of Common Stock that after March 31, 2005 again become available for issuance under the Directors’ Plan under Section 3(a) thereof as a result of options granted thereunder before March 31, 2005 expiring or terminating without having been exercised in full. Notwithstanding anything in the Plan to the contrary, the maximum number of shares of Common Stock that may be issued hereunder pursuant to the grant of Stock Awards (other than Options or Stock Appreciation Rights with an exercise price equal to the Fair Market Value on the date of grant and a term of at least ten (10) years) shall be two million six hundred thousand (2,600,000) shares.

B.    Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

C.    Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V. ELIGIBILITY.

A.    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

B.    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

C.    Section 162(m) Limitation. Subject to the provisions of Section XI relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards covering more than five hundred thousand (500,000) shares of Common Stock during any calendar year.

D.    Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

VI.    OPTION PROVISIONS.

A.    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

B.    Term. Subject to the provisions of subsection V(B) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

C.    Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection V(B) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

D.    Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than the par value of the Common Stock subject to the Option on the date the Option is granted; provided, however, that no more than five percent (5%) of the shares of Common Stock reserved for issuance under the Plan during its term may be issued upon exercise of Nonstatutory Stock Options granted with an exercise price that is less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to such Options on the date the Options were granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

E.    Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock or (2) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

F.    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

G.    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

H.    Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection VI(I) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

I.    Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

J.    Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection VI(B) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

K.    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

L.    Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsections VI(G) or VI(H), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

M.    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

VII.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

A.    Restricted Stock and Restricted Stock Unit Awards. The Board may grant Restricted Stock and/or Restricted Stock Units, the terms of which Stock Awards shall be set forth in an appropriate Stock Award Agreement. Each such Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Award Agreements may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

1. Purchase Price. At its discretion, the Board may designate a purchase price or no purchase price for the issuance of Common Stock under the Plan. The purchase price, if any, under each Stock Award Agreement shall be such amount as the Board shall determine and designate in such Stock Award Agreement. In no event may Common Stock be issued under the Plan for less than adequate legal consideration, as determined by the Board in its sole discretion.

2. Consideration. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement shall be paid either: (i) in cash at the time of issuance of the Common Stock or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

3. Restricted Stock Vesting. Restricted Stock Units and/or shares of Common Stock acquired under a Stock Award Agreement shall be subject to vesting schedule or a forfeiture or share repurchase option (in the case of Restricted Stock issued with a purchase price) in favor of the Company pursuant to a vesting schedule to be determined by the Board (or by the Committee, with regard to grants to Section 162(m) Participants intended to be linked to the Performance Criteria) in accordance with the following guidelines: (A) the vesting period for Restricted Stock Units or shares of Common Stock acquired under Stock Award Agreements shall be no less than three (3) years unless based upon performance milestones (including without limitation Performance Goals), in which event the vesting period shall be no less than one (1) year; and (B) notwithstanding the provisions of Section X(A), the Board may not accelerate such vesting except under extraordinary circumstances, including without limitation the death, disability or divorce of the Participant, change in corporate structure of the Company, Change of Control or termination of Continuous Service in connection with a Change of Control.

4. Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Board may cancel an unvested Restricted Stock Unit and/or repurchase or otherwise reacquire any or all of the shares of Restricted Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Award Agreement.

5. Transferability. Restricted Stock or Restricted Stock Units shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the applicable Stock Award Agreement remains subject to the terms of the Stock Award Agreement.

6. Restricted Stock Units. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested. Unless otherwise provided by the Board, a Participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

7.    Section 162(m) Participants. Restricted Stock or Restricted Stock Units granted to a Section 162(m) Participant may, as determined by the Committee, have its vesting linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Section 162(m) Participant.

B.    Stock Appreciation Rights. The Board may grant SARs, the terms of which Stock Awards shall be set forth in an appropriate Stock Award Agreement. Each such Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Stock Award Agreements may change from time to time, and the terms and conditions of separate Stock Award Agreements need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions.

1. Terms. A SAR shall have a term set by the Committee and shall be exercisable in such installments as the Committee may determine. A SAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each SAR shall be set by the Committee; provided that the exercise price for any SAR shall not be less than the par value of the Common Stock on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the SAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

2. Exercise. A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of Common Stock subject to the SAR from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR by the number of shares of Common Stock with respect to which the SAR shall have been exercised, or such other amount as determined pursuant to the terms of the Stock Award Agreement, in either case subject to any limitations the Committee may impose.

3. Payment. Payment of the amounts determined under Sections VII.B.2. above shall be in cash, in Common Stock or other such as Options, or a combination of the foregoing as determined by the Committee and set forth in the terms of the Stock Award Agreement.

VIII.    COVENANTS OF THE COMPANY.

A.    Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

B.    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

IX.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

X.    MISCELLANEOUS.

A.    Acceleration of Exercisability and Vesting. Subject to subsection VII(A)(3) with respect to Restricted Stock and Restricted Stock Units, the Committee shall have the power to accelerate the time at which a Stock Award may first vest and/or be exercised in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

B.    Non-Employee Directors. Notwithstanding anything herein to the contrary, the grant of any Stock Award to a Non-Employee Director under this Plan shall be made by the Board pursuant to a written non-discretionary formula established by the Compensation Committee of the Board, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Stock Award (the “Non-Employee Director Equity Compensation Policy”). The Non-Employee Director Equity Compensation Policy shall set forth the type of Stock Award(s) to be granted to Non-Employee Directors, the number of shares of Common Stock to be subject to Non-Employee Director Stock Awards, the conditions on which such Stock Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Compensation Committee (or such other successor committee as described above) determines in its discretion.

C.    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

D.    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

E.    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

F.    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

G.    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of cash or Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash or shares of Common Stock from the cash or shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of cash or Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

XI.    ADJUSTMENTS UPON CHANGES IN STOCK.

A.    Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection IV(A) and the maximum number of securities subject to award to any person pursuant to subsection V(C), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

B.    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

C.    Change of Control. In the event of a Change of Control, each outstanding Stock Award under the Plan shall, automatically and without further action by the Company, become fully vested and/or exercisable with respect to all of the shares of Common Stock subject thereto, and all shares of Common Stock subject to outstanding Restricted Stock Units shall be distributed to holders thereof, no later than five (5) business days before the closing of such Change of Control. In addition, to the extent permitted by law, any surviving corporation or acquiring corporation in a Change of Control may assume any such Stock Awards outstanding under the Plan or substitute similar stock awards (including awards to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan then the Stock Awards shall terminate if not exercised at or prior to the closing of the Change of Control.

D.    Definition. For purposes of this Plan, “Change of Control” means: (i) a sale of substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power); (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (iv) any transaction or series of related transactions in which in excess of 50% of the Company’s voting power is transferred.

XII. AMENDMENT OF THE PLAN AND STOCK AWARDS.

A.    Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section XI relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company if such amendment (i) increases the number of shares of Common Stock reserved for issuance under the Plan, (ii) expands the class of eligible Participants under the Plan, (iii) materially increases the benefits available under the Plan or (iv) is an amendment for which stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any applicable Nasdaq or securities exchange listing requirements.

B.    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

C.    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

D.    No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

E.    Amendment of Stock Awards/Repricing Prohibited. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock

Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. Notwithstanding the foregoing, the Board shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Option or SAR to reduce its exercise price. Furthermore, no Option or SAR shall be canceled and replaced with grants having a lower exercise price without the further approval of stockholders of the Company.

XIII.    TERMINATION OR SUSPENSION OF THE PLAN.

A.    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 31, 2014, which is the day before the tenth (10th) anniversary of the date the Plan was amended and restated by the Board on April 1, 2004. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

B.    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XIV.    EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

XV.    CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

XVI.    PARTICIPANTS IN FOREIGN COUNTRIES.

The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or any Affiliate may operate to assure the viability of Stock Awards granted under the Plan in such countries and to meet the objectives of the Plan.

CV THERAPEUTICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 31, 2007

8:00 a.m.

3172 Porter Drive

Palo Alto, California 94304

CV THERAPEUTICS, INC. 3172 Porter Drive Palo Alto, California 94304	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2007

The undersigned hereby appoints Louis G. Lange, M.D., Ph.D. and Daniel K. Spiegelman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of stock of CV Therapeutics, Inc. (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3172 Porter Drive, Palo Alto, California 94304 on Thursday, May 31, 2007, at 8:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3], AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 30, 2007.
•	Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cvtx/— QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. noon (CT) on May 30, 2007.
•

Please have your proxy card and the last 4-digits of your U.S. Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CV Therapeutics, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors recommends a vote FOR the election of all nominees listed in Proposal 1 and a vote FOR

Proposals 2, 3 and 4.

1.         To elect two (2) directors of the Company, each to serve until the 2009
Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

Nominees: 01 Thomas L. Gutshall 02 Kenneth B. Lee, Jr.

	☐	Vote FOR all nominees listed (except as marked)			☐	Vote WITHHELD from all nominees listed

(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment and restatement of the Company’s 2000 Equity Incentive Plan	☐	For	☐	Against	☐	Abstain

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007	☐	For	☐	Against	☐	Abstain

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE BELOW:		Dated: ________________, 2007

Signature(s) in Box

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.